EXHIBIT 2.1

MERGER AGREEMENT

AND PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of September 6, 2024 (the “Effective Date”), is made by and among Bannix Acquisition Corp., a Delaware corporation (“Parent”), VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Pubco”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Pubco (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and a direct, wholly owned Subsidiary of Pubco (“Company Merger Sub,” Company Merger Sub and Parent Merger Sub are together referred to herein as the “Merger Subs”), and VisionWave Technologies, Inc., a Nevada corporation (the “Company”). Certain terms used herein are defined in Article I.

RECITALS

WHEREAS, this Agreement will amend and restate that certain Business Combination Agreement dated March 26, 2024 between the Parent, the Company and the shareholders of the Company;

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Section 78 of the Nevada Revised Statutes (the “NRS”), as applicable, the parties hereto desire and intend to effect a business combination transaction pursuant to which (a) Parent Merger Sub will merge with and into Parent, with Parent continuing as the surviving corporation (the “Parent Merger”), and (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into the Company (the “Company Merger,” the Company Merger and the Parent Merger are together referred to herein as the “Mergers”), with the Company continuing as the surviving corporation;

WHEREAS, as a result of the Mergers, Parent and the Company will become wholly owned Subsidiaries of Pubco, and Pubco will become a publicly traded company listed on Nasdaq;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Ancillary Agreements to which the Company is a party, the Company Merger and the other Transactions to which the Company is a party are fair to, and in the best interests of, the Company and its stockholders, and declared their advisability, (b) approved this Agreement, the Ancillary Agreements to which the Company is a party, the Company Merger and the other Transactions to which the Company is a party, and (c) recommended the adoption of this Agreement and the approval of the Company Merger and the other Transactions to which the Company is a party by the stockholders of the Company;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (a) determined that (i) this Agreement, the Ancillary Agreements to which Parent is a party, the Mergers and the other Transactions are fair to, and in the best interests of, Parent and its stockholders, and declared their advisability and (ii) the fair market value of the Company is equal to at least eighty percent (80%) of the balance of the Trust Fund, (b) approved this Agreement, the Ancillary Agreements to which Parent is a party, the Mergers and the other Transactions to which Parent is a party, and (c) adopted a resolution recommending that the stockholders of Parent vote in favor of all Parent Proposals, including, without limitation, adoption of this Agreement and approval of the Transactions, and directing that this Agreement and the Mergers and the other Transactions to which Parent is a party be submitted for consideration by the stockholders of Parent at the Parent Stockholders’ Meeting;

WHEREAS, the Board of Directors of Pubco (the “Pubco Board”) has (a) determined that this Agreement, the Ancillary Agreements to which Pubco is a party, the Mergers and the other Transactions to which Pubco is a party are fair to, and in the best interests of, Pubco and Parent as its sole stockholder, and declared their advisability, (b) approved (i) this Agreement, the Ancillary Agreements to which Pubco is a party, the Mergers and the other Transactions to which Pubco is a party, (ii) the payment of the Aggregate Company Merger Consideration to the Participating Securityholders pursuant to this Agreement, (iii) the issuance of shares of Pubco Common Stock in connection with the Mergers, and (iv) the Pubco LTIP, and (c) recommended the adoption of this Agreement and the approval of the Mergers and the other Transactions to which Pubco is a party by Parent as the sole stockholder of Pubco and directed that this Agreement, the Mergers and the other Transactions to which Pubco is a party be submitted for consideration by Parent as the sole stockholder of Pubco;

WHEREAS, the Board of Directors of Parent Merger Sub (the “Parent Merger Sub Board”) has (a) determined that this Agreement, the Ancillary Agreements to which Parent Merger Sub is a party, the Parent Merger and the other Transactions to which Parent Merger Sub is a party are fair to, and in the best interests of, Parent Merger Sub and Pubco as its sole stockholder, and declared their advisability, (b) adopted this Agreement and approved the Parent Merger and the other Transactions to which Parent Merger Sub is a party, and (c) recommended the adoption of this Agreement and the approval of the Parent Merger and the other Transactions to which Parent Merger Sub is a party by Pubco as the sole stockholder of Parent Merger Sub and directed that this Agreement, the Parent Merger and the other Transactions to which Parent Merger Sub is a party be submitted for consideration by Pubco as the sole stockholder of Parent Merger Sub;

WHEREAS, the Board of Directors of Company Merger Sub (the “Company Merger Sub Board”) has (a) determined that this Agreement, the Ancillary Agreements to which Company Merger Sub is a party, the Company Merger and the other Transactions to which Company Merger Sub is a party are fair to, and in the best interests of, Company Merger Sub and Pubco as its sole stockholder, and declared their advisability, (b) adopted this Agreement and approved the Company Merger and the other Transactions to which Company Merger Sub is a party, and (c) recommended the adoption of this Agreement and the approval of the Company Merger and the other Transactions to which Company Merger Sub is a party by Pubco as the sole stockholder of Company Merger Sub and directed that this Agreement, the Company Merger and the other Transactions to which Company Merger Sub is a party be submitted for consideration by Pubco as the sole stockholder of Company Merger Sub;

WHEREAS, immediately following the execution of this Agreement, Pubco will submit this Agreement and the Transactions to Parent for adoption and approval as the sole stockholder of Pubco, and Parent will so adopt this Agreement and approve the Transactions in such capacity by irrevocable written consent;

WHEREAS, immediately following the execution of this Agreement, Parent Merger Sub will submit this Agreement and the Transactions to Pubco for adoption and approval as the sole stockholder of Parent Merger Sub, and Pubco will so adopt this Agreement and approve the Transactions in such capacity by irrevocable written consent;

WHEREAS, immediately following the execution of this Agreement, Company Merger Sub will submit this Agreement and the Transactions to Pubco for adoption and approval as the sole stockholder of Company Merger Sub, and Pubco will so adopt this Agreement and approve the Transactions in such capacity by irrevocable written consent;

WHEREAS, as promptly as practicable following the execution of this Agreement (and in any event within thirty (30) days thereafter), Pubco, Parent, the Company and the Specified Stockholders shall enter into a Stockholder Support Agreement (the “Stockholder Support Agreement”), providing that, among other things, the Specified Stockholders will provide their written consent to (a) adopt this Agreement and approve the Company Merger and the other Transactions to which the Company is a party, and (b) waive any appraisal or similar rights they may have pursuant to the NRS with respect to the Company Merger and the other Transactions;

WHEREAS, for U.S. federal and applicable state income Tax purposes, the parties hereto intend that, (a) taken together, the Mergers and any Additional Financings will qualify as a transaction under Section 351 of the Code and the Treasury Regulations promulgated thereunder, (b) the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and (c) that this Agreement be, and hereby is adopted as, a “plan of reorganization” (within the meaning of Section 368(a) of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3) to which each of Pubco, Company Merger Sub, and the Company are parties under Section 368(b) of the Code (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby amend and restate the Original Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“Action” means any litigation, suit, claim, action, proceeding, audit, or investigation by or before any Governmental Authority.

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Aggregate Company Merger Consideration” means the aggregate Per Share Company Merger Consideration payable pursuant to this Agreement to the Participating Securityholders.

“Ancillary Agreements” means the Stockholder Support Agreement, and all other agreements, certificates and instruments executed and delivered by Parent, Pubco, the Merger Subs or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means, as applicable (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (ii) the UK Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (v) similar legislation applicable to the Company or any Company Subsidiary from time to time.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY; provided that banks shall not be deemed to be required or authorized to be closed due to a “shelter in place”, “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software, firmware, middleware, equipment, workstations, routers, hubs, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service,” that are owned or used in the conduct of the business of the Company or any Company Subsidiaries.

“Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the bylaws of the Company.

“Company Charter” means the Articles of Incorporation of the Company, dated as of September 9, 2021, as may be amended, restated or otherwise modified from time to time.

“Company Common Stock” means the common stock of the Company, par value of $0.01 per share, designated as Common Stock in the Company Charter.

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP, including all Company’s knowhow, workforce and web of contacts.

“Company Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party that are licensed to the Company or any Company Subsidiary or that the Company or any Company Subsidiary otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement; (f) any event, circumstance, change or effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided that this clause (g) shall not prevent a determination that any event, circumstance, change or effect which is the underlying cause of such failure has resulted in a Company Material Adverse Effect to the extent not excluded by another exception herein); or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which Parent has requested or to which it has consented, except in the cases of clauses (a) through (d), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately and adversely affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Merger Sub Common Stock” means the common stock of Company Merger Sub, par value of $0.001 per share, designated as Common Stock in the Company Merger Sub certificate of formation.

“Company Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Company Merger Sub, as amended, modified or supplemented from time to time.

“Company Organizational Documents” means the Company Charter and the Company Bylaws, in each case, as amended, modified or supplemented from time to time.

“Company Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Preferred Stock” means shares of the Company’s preferred stock, par value $0.01 per share, designated as Preferred Stock in the Company Charter.

“Company Securities” means the Company Common Stock and the Company Preferred Stock.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiaries or Parent or its subsidiaries (as applicable) that is not already generally available to the public, including any Intellectual Property rights.

“Consent Solicitation Statement” means the consent solicitation statement included as part of the Registration Statement with respect to the solicitation by the Company of the Company Stockholder Approval.

“Contracts” means any legally binding contracts, agreements, subcontracts, instruments, conditional sales contracts, indentures, notes, bonds, loans, credit agreements, licenses, sublicenses, mortgages, deeds of trust, powers of attorney, guaranties, leases and subleases and all amendments, modifications, supplements, schedules, annexes and exhibits thereto.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Disabling Devices” means Software, viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, spyware, malware, worms, other computer instructions, intentional devices, techniques, other technology, disabling codes, instructions, or other similar code or software routines or components that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, delete, maliciously encumber, hack into, incapacitate, perform unauthorized modifications, infiltrate or slow or shut down a computer system or data, software, system, network, other device, or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated by the Company or the applicable third party intentionally to protect Company Owned IP or Business Systems from misuse.

“Employee Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), any nonqualified deferred compensation plan subject to Section 409A of the Code, and each other retirement, health, welfare, cafeteria, bonus, commission, stock option, stock purchase, restricted stock, other equity or equity-based compensation, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay, vacation, and similar plan, program, policy, practice, agreement, or arrangement, whether written or unwritten.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (i) releases or threatened releases of, or exposure of any Person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud” means actual and intentional common law fraud committed by a party to the Agreement with respect to the making of the representations and warranties by such party set forth in Article IV or Article V as applicable. Under no circumstances shall “Fraud” include any equitable fraud, constructive fraud, negligent misrepresentation, unfair dealings, or any other fraud or torts based on recklessness or negligence.

“Hazardous Substance(s)” means: (i) any substances, wastes, or materials defined, identified or regulated as hazardous or toxic or as a pollutant or a contaminant under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon; and (v) any other substance, material or waste regulated by, or for which standards of care may be imposed under any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, including as amended by the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Sponsor Shares” means the aggregate shares of Parent Common Stock held by the Sponsor.

“Intellectual Property” means (i) issued patents and pending patent applications (including provisional and non-provisional applications), design patents, certificates of invention and patent disclosures, together with all reissues, continuations, continuations-in-part, divisional, renewals, substitutions, revisions, extensions (including supplementary protection certificates) or reexaminations thereof, as well as any other applications worldwide claiming priority to any of the foregoing (“Patents”), (ii) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof, (iv) trade secrets, know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information (“Trade Secrets”), (v) rights in Software, Internet domain names and social media accounts, (vi) rights of publicity and all other intellectual property or proprietary rights of any kind or description, (vii) copies and tangible embodiments of any of the foregoing, in whatever form or medium, including all Software, and (viii) all legal rights arising from items (i) through (vi), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge” or “to the Knowledge” of a Person means in the case of the Company, the actual knowledge of the Chief Executive Officer after reasonable inquiry (and for all purposes of Section 4.13 hereof, “reasonable inquiry” shall not require Company to have conducted patent clearance or similar freedom to operate searches, or other Intellectual Property searches), and in the case of Parent, the actual knowledge of the Chief Executive Officer after reasonable inquiry.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Legacy Parent Transaction Expenses” means the expenses set forth on Section 1.01 of the Parent Disclosure Schedule.

“Lien” means any lien, security interest, mortgage, deed of trust, defect of title, easement, right of way, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“Off-the-Shelf Software” means any commercially available, off-the-shelf Software that is licensed other than through a written agreement executed by the licensee (such as via clickwrap, browse-wrap, or shrink-wrap licenses) or that has license or user-fees less than $50,000 per year.

“Open Source Software” means any Software in source code form that is licensed pursuant to (i) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses,, (ii) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation, (iii) the Server Side Public License, or (iv) any Reciprocal License.

“Parent Bylaws” means the Bylaws of Parent, adopted as of September 15, 2021.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, dated as of September 15, 2021, as amended on March 10, 2023 and March 12, 2024.

“Parent Common Stock” means the common stock of the Parent, par value of $0.01 per share, designated as Common Stock in the Parent Certificate of Incorporation.

“Parent Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of the Parent Parties; or (ii) would prevent, materially delay or materially impede the performance by any Parent Party of its respective obligations under this Agreement or the consummation of the Mergers or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Parent Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which Parent operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions taken or not taken by any Parent Party as required by this Agreement or any Ancillary Agreement; (f) any event, circumstance change or effect attributable to the announcement or execution, pendency, negotiation or consummation of the Mergers or any of the other Transactions or (g) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has requested or to which it has consented, except in the cases of clauses (a) through (d), to the extent that any Parent Party is disproportionately and adversely affected thereby as compared with other participants in the industry in which such Parent Party operates.

“Parent Merger Sub Common Stock” means the common stock of Parent Merger Sub, par value of $0.001 per share, designated as Common Stock in the Parent Merger Sub certificate of incorporation.

“Parent Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Parent Merger Sub, as amended, modified or supplemented from time to time.

“Parent Organizational Documents” means the Parent Certificate of Incorporation and the Parent Bylaws, in each case, as amended, modified or supplemented from time to time.

“Parent Parties” means Parent, Pubco and the Merger Subs.

“Parent Preferred Stock” means the preferred stock of the Parent, par value of $0.01 per share, designated as Preferred Stock in the Parent Certificate of Incorporation.

“Parent Units” means the units issued in the IPO or the overallotment consisting of one (1) share of Parent Common Stock, one (1) Parent Right, and one (1) Parent Warrant.

“Parent Stockholder Approval” means the approval of the Parent Proposals by an affirmative vote of the holders of the requisite number of shares of Parent Common Stock (as determined in accordance with applicable Law and the Parent Governing Documents) at a Parent Stockholders’ Meeting duly called by the Parent Board and held for such purpose.

“Parent Warrants” means the warrants to purchase Parent Common Stock that are outstanding immediately prior to the Closing.

“Participating Securityholders” means, as of immediately prior to the Closing, each holder of the following Company Securities, to the extent they hold such Company Securities

“PCAOB” means the United States Public Company Accounting Oversight Board and any division or subdivision thereof.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.

“Permitted Financing Securities” means any equity securities or debt securities of the Company (or any securities convertible into or exercisable for equity securities of the Company) issued in any Permitted Financing, including any Company Preferred Stock, notes that are convertible into shares of Capital Stock and warrants exercisable for shares of Capital Stock.

“Permitted Liens” means (i) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto, (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for Taxes not yet due and delinquent or, if delinquent, being contested in good faith and for which appropriate reserves have been made, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities that are not violated in any material respect by the Company’s or any Company Subsidiary’s current use of the assets that are subject thereto, (v) revocable, non-exclusive licenses (or sublicenses) of Company Owned IP granted in the ordinary course of business, (vi) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (vii) Liens identified in the Annual Financial Statements, and (viii) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “Person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means “personal information,” “personal data,” “personally identifiable information” or equivalent terms as defined by applicable Privacy/Data Security Laws.

“Pubco Bylaws” means the Bylaws of Pubco, as adopted.

“Pubco Certificate of Incorporation” means the Certificate of Incorporation of Pubco, dated as of September 6, 2024.

“Pubco Common Stock” means the common stock of Pubco, par value of $0.01 per share, designated as Common Stock in the Pubco Certificate of Incorporation.

“Pubco Organizational Documents” means the Pubco Certificate of Incorporation and the Pubco Bylaws, in each case, as amended, modified or supplemented from time to time.

“Privacy/Data Security Laws” means all Laws governing the creation, receipt, collection, use, storage, maintenance, protection, processing, sharing, security, disclosure, or transfer (collectively, “Processing”) of Personal Information, such as, to the extent applicable, the following Laws and their implementing regulations: the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, the General Data Protection Regulation (GDPR), the Data Protection Law Enforcement Directive, HIPAA, state data security Laws, state data breach notification Laws, applicable Laws relating to the transfer of Personal Information, PCI DSS, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).

“Products” means any products or services under development, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company or any Company Subsidiary, including those from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled or intends to derive, revenue from the sale or provision thereof.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form), (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software, (iv) a requirement that such other Software be redistributable by other licensees, or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Redemption Date” means the deadline for exercising Redemption Rights in connection with the Merger.

“Redemption Rights” means the redemption rights provided for in Section 9.2 of Article IX of the Parent Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property that is the subject of an application, registration, issue, or grant, including any issued or granted patents, registered trademarks, registered copyrights, domain names, social media accounts, and applications therefor.

“Release” means any spill, discharge, leach, leak, emission, escape, injection, dumping, pouring, emptying, disposal or other release of any materials, wastes or substances into the environment, whether or not notification or reporting to any governmental authority was or is required, including any Release which is subject to Environmental Laws.

“Required Parent Stockholder Approval” means the approval of those Parent Proposals identified in clauses (A)-(C) of Section 7.01(a) by an affirmative vote of the holders of at least a majority of the outstanding Parent Common Stock entitled to vote (as determined in accordance with applicable Law and the Parent Organizational Documents) at a Parent Stockholders’ Meeting duly called by the Parent Board and held for such purpose.

“Requisite Approval” means the affirmative vote of the holders of at least a majority of the shares of outstanding Company Common Stock and Company Preferred Stock (on an as-converted basis), voting together as a single class.

“Sanctioned Person” means at any time any Person (i) listed on any Sanctions-related list of designated or blocked Persons, (ii) the government of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region), or (iii) majority-owned or controlled by any of the foregoing.

“Sanctions” means those applicable, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) His Majesty’s Treasury, or (v) any other similar governmental authority with jurisdiction over the Company or any Company Subsidiary from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Specified Stockholders” means the Persons or entities listed on Section 1.01(C) of the Company Disclosure Schedule.

“Stockholder” means a holder of stock or shares, as appropriate.

“Subsequent Transaction” means any transaction or series of transactions occurring after the Closing (a) following which a Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of Persons (other than Pubco or any of its Subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of Pubco or the right to elect a majority of the Board of Directors or similar governing body of Pubco, (b) constituting a sale, merger, business combination, consolidation, liquidation, exchange offer or other similar transaction, however effected, following which the voting securities of Pubco immediately prior to such transaction do not continue to represent or are not converted into at least (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such transaction or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (c) constituting a sale, lease, license or other disposition of fifty percent (50%) or more of the assets of Pubco and its Subsidiaries taken as a whole.

“Subsidiary” or “Subsidiaries” of the Company, the Parent Surviving Subsidiary, the Company Surviving Subsidiary, Parent, Pubco or any other Person means an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries.

“Supplier” means any Person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company or any Company Subsidiary.

“Tax” or “Taxes” means any and all taxes (including any duties, levies or other similar governmental fees, assessments or charges of any kind in the nature of taxes), including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, social security (or similar), unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs, duties, environmental, premium, real property gains, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect to such amounts thereto.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case filed or required to be filed with a Governmental Authority.

“Trading Day” means any day on which shares of Pubco Common Stock is actually traded on the principal securities exchange or securities market on which shares of Pubco Common Stock are then traded.

“Transaction Documents” means this Agreement, including all schedules and exhibits hereto, and the Ancillary Agreements.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Treasury Regulations” means the regulations promulgated under the Code.

“Willful Breach” means a party’s material breach of any of its representations or warranties as set forth in this Agreement or any other Transaction Document, or such party’s material breach of any of its covenants set forth in this Agreement or any other Transaction Document, which material breach, in each case, constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a material breach of this Agreement or such Transaction Document.

Section 1.02 Intentionally left blank.

Section 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder, (ix) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law and (x) all references to “the date hereof” or “the date of this Agreement” means the Effective Date.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

AGREEMENT AND PLAN OF MERGER

Section 2.01 The Mergers.

(a) Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Parent Merger Effective Time, Parent Merger Sub shall be merged with and into Parent. As a result of the Parent Merger, (a) the separate corporate existence of Parent Merger Sub shall cease, (b) Parent shall continue as the surviving corporation of the Parent Merger, and (c) Parent shall become a wholly owned subsidiary of Pubco. Parent as the surviving company in the Parent Merger is hereinafter sometimes referred to as “SPAC Surviving Subsidiary” (and references to Parent for periods after the Parent Merger Effective Time shall include SPAC Surviving Subsidiary).

(b) Upon the terms and subject to the conditions set forth herein, and in accordance with the NRS, at the Company Merger Effective Time, Company Merger Sub shall be merged with and into the Company. As a result of the Merger, (a) the separate corporate existence of Company Merger Sub shall cease, (b) the Company shall continue as the surviving corporation of the Company Merger, and (c) the Company shall become a wholly owned subsidiary of Pubco. The Company as the surviving corporation in the Company Merger is hereinafter sometimes referred to as “Company Surviving Subsidiary” (and references to the Company for periods after the Company Merger Effective Time shall include Company Surviving Subsidiary). Notwithstanding the Company Merger, for purposes of this Agreement, the Company will not be included within the meaning of the term Parent Parties for periods prior to the Company Merger Effective Time.

Section 2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause (i) the Parent Merger to be consummated by filing a certificate of merger (the “Parent Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and mutually agreed by the parties (the date and time of the filing of such Parent Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Parent Certificate of Merger) being the “Parent Merger Effective Time”), and (ii) immediately following the consummation of the Parent Merger but on the same day, the Company Merger to be consummated by filing articles of merger (the “Company Articles of Merger,” the Company Articles of Merger together with the Parent Certificate of Merger are herein referred to as the “Certificates of Merger”) with the Secretary of State of the State of Nevada, in such form as is required by, and executed in accordance with, the relevant provisions of the NRS, and mutually agreed by the parties (the date and time of the filing of such Company Articles of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Articles of Merger) being the “Company Merger Effective Time”).

(b) Immediately prior to such filing of the Certificates of Merger in accordance with Section 2.02(a), the closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.03 Effect of the Mergers.

(a) At the Parent Merger Effective Time, the effect of the Parent Merger shall be as provided herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Parent Merger Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of Parent and Parent Merger Sub shall vest in the SPAC Surviving Subsidiary, and all debts, liabilities, obligations, restrictions, disabilities and duties of Parent and Parent Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the SPAC Surviving Subsidiary.

(b) At the Company Merger Effective Time, the effect of the Company Merger shall be as provided herein and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Company Merger Sub shall vest in the Company Surviving Subsidiary, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Company Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Company Surviving Subsidiary.

Section 2.04 Governing Documents.

(a) At the Parent Merger Effective Time, the Parent Certificate of Incorporation, as in effect immediately prior to the Parent Merger Effective Time, shall be amended and restated substantially in the form of certificate of incorporation of Parent Merger Sub as in effect immediately prior to the Parent Merger Effective Time, and duly filed with the Secretary of State of the State of Delaware, and, as so amended and restated, shall be the certificate of incorporation of the Parent Surviving Subsidiary until thereafter amended in accordance with the terms thereof and the DGCL.

(b) At the Company Merger Effective Time, the Company Charter, as in effect immediately prior to the Company Merger Effective Time, shall be amended and restated in its entirety to read substantially as set forth on Exhibit C attached hereto (and in any event as mutually agreed by the parties hereto) and duly filed with the Secretary of State of the State of Texas, and, as so amended and restated, shall be the certificate of incorporation of the Company Surviving Subsidiary until thereafter amended in accordance with the NRS and such Company Charter (subject to Section 7.08).

(c) At the Closing, Pubco shall amend and restate, effective as of the Parent Merger Effective Time, the Pubco Certificate of Incorporation to read substantially as set forth on Exhibit A attached hereto (and in any event as mutually agreed by the parties hereto) and duly file such amended and restated Pubco Certificate of Incorporation with the Secretary of State of the State of Delaware.

(d) At the Closing, Pubco shall amend and restate, effective as of the Parent Merger Effective Time, the Pubco Bylaws to read substantially as set forth on Exhibit B attached hereto (and in any event as mutually agreed by the parties hereto).

Section 2.05 Directors and Officers.

(a) The parties will take all requisite actions such that the initial directors of the Company Surviving Subsidiary and the initial officers of the Company Surviving Subsidiary at and as of immediately after the Company Merger Effective Time shall be the individuals indicated on Section 2.05(a) of the Company Disclosure Schedule, each to hold office in accordance with the provisions of the NRS and the certificate of incorporation and bylaws of the Company Surviving Subsidiary and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed. At the Parent Merger Effective Time, the directors and officers of Parent Merger Sub immediately prior to the Parent Merger Effective Time shall be the directors and officers of the SPAC Surviving Subsidiary unless otherwise agreed to by the parties hereto.

(b) The parties shall cause the officers of Pubco at and as of immediately following the Company Merger Effective Time to be the individuals set forth on Section 2.05(b) of the Company Disclosure Schedule, each to hold office in accordance with the DGCL and the Pubco Certificate of Incorporation and the Pubco Bylaws and until their respective successors are duly appointed. The parties shall cause the Pubco Board to be comprised at and as of immediately following the Company Merger Effective Time of (a) the chief executive officer of the Company Surviving Subsidiary, (b) up to four (4) directors (at least three (3) of whom shall be an “independent director”) designated by the Company by written notice to Parent and reasonably acceptable to Parent and (c) up to two (2) directors (at least one (1) of whom shall be an “independent director”) designated by the Sponsor by written notice to the Company and reasonably acceptable to the Company, with a majority of the directors on the Pubco Board each qualifying as an “independent director” (such written designations in each case to be made at least five (5) Business Days prior to the filing of the Proxy Statement and the Registration Statement with the SEC contemplated by Section 7.01(a)), with each such director to hold office in accordance with the DGCL and the Pubco Certificate of Incorporation and the Pubco Bylaws and until their respective successors are duly elected or appointed and qualified. For purposes of this Section 2.05(b), to qualify as an “independent director,” a Person shall both (i) qualify as “independent” under the rules of the Nasdaq Capital Market and (ii) not have had any business relationship with either Pubco, Parent or the Company or any of their respective Subsidiaries, including as an officer or director thereof, other than for a period of less than six (6) months prior to the date of this Agreement.

ARTICLE III

CONVERSION and exchange OF SECURITIES

Section 3.01 Conversion of Company Securities.

(a) At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Pubco, Parent, the Company Merger Sub, the Company or the holders of any of the following securities:

(i) each share of Company Common Stock (excluding any Cancelled Shares or Dissenting Shares) that is issued and outstanding immediately prior to the Company Merger Effective Time shall be cancelled and converted into the number of shares of Pubco Common Stock equal to 4,041 (rounded to the nearest whole number) (which consideration shall hereinafter be referred to as the “Per Share Company Merger Consideration”). Each share of Company Common Stock converted into the right to receive the Per Share Company Merger Consideration pursuant to this Section 3.01(b)(i) will no longer be outstanding, will automatically be cancelled and retired and will cease to exist, and each holder of (A) any Certificate formerly representing any such shares of Company Common Stock or (B) any book-entry account which immediately prior to the Company Merger Effective Time represented shares of Company Common Stock will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Per Share Company Merger Consideration for each such share of Company Common Stock in accordance with this Section 3.01(b)(i);

(ii) each share of Capital Stock owned by Pubco, Parent or the Merger Subs or held in the treasury of the Company, or owned by any of their respective direct or indirect wholly-owned Subsidiaries immediately prior to the Company Merger Effective Time (collectively, the “Cancelled Shares”), shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iii) each share of Company Merger Sub Common Stock issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Company Surviving Subsidiary;

(b) Prior to the Company Merger Effective Time, the Company shall use reasonable best efforts to take all actions reasonably necessary to effect the transactions contemplated by Section 3.01(a) in accordance with the Company Charter, and the bylaws of the Company.

Section 3.02 Effect of Parent Merger on Issued and Outstanding Securities of Parent. At the Parent Merger Effective Time, by virtue of the SPAC Merger and without any action on the part of Pubco, Parent, the Parent Merger Sub or the holders of any of the following securities:

(a) Parent Common Stock. Each share of Parent Common Stock issued and outstanding immediately prior to the Parent Merger Effective Time that is not redeemed pursuant to the Redemption Rights (other than Dissenting Parent Shares and those shares described in Section 3.02(d) below) shall be automatically cancelled and extinguished and converted into the right to receive one (1) share of Pubco Common Stock, following which, all shares of Parent Common Stock shall cease to be outstanding and shall automatically be canceled pursuant to the terms of this Agreement and shall cease to exist. The holders of outstanding shares of Parent Common Stock immediately prior to the Parent Merger Effective Time shall cease to have any rights with respect to such shares except as provided herein or required under applicable Law. Each certificate previously evidencing shares of Parent Common Stock (other than Dissenting Parent Shares) shall be exchanged for a certificate (if requested) representing the same number of Parent Common Stock upon the surrender of such certificate. Each certificate formerly representing Parent Common Stock (other than Dissenting Parent Shares) shall thereafter represent the same number of Pubco Common Stock.

(b) Parent Warrants. Each issued and outstanding Parent Warrant shall automatically, without any action on the part of the holder thereof, be converted into a warrant to purchase shares of Pubco Common Stock (each, a “Pubco Assumed Parent Warrant”) determined in accordance with the terms of such Parent Warrants. At the Parent Merger Effective Time, the Parent Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Assumed Parent Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Parent Warrants, except that in each case they shall represent the right to acquire shares of Pubco Common Stock in lieu of shares Parent Common Stock, in each case, determined in accordance with the terms of such Parent Warrant. At or prior to the Parent Merger Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Assumed Parent Warrants remain outstanding, a sufficient number of shares of Pubco Common Stock for delivery upon the exercise of such Pubco Assumed Parent Warrants.

(c) Parent Rights. Each issued and outstanding Parent Right shall be automatically converted into the number of shares of Pubco Common Stock that would have been received by the holder thereof if the Parent Right had been converted in accordance with the Parent Organizational Documents into shares of Parent Common Stock. At the Parent Merger Effective Time, the Parent Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Parent Rights outstanding immediately prior to the Parent Merger Effective Time shall cease to have any rights with respect to such Parent Rights, except as provided herein or by applicable Law. Each certificate formerly representing Parent Rights shall thereafter represent only the right to receive shares of Pubco Common Stock as set forth herein.

 (d) Treasury Shares. If there are any shares of Parent Common Stock that are owned by Parent as treasury shares or by any direct or indirect Subsidiary of Parent, such shares shall be canceled and extinguished without any conversion thereof or consideration therefor.

Section 3.03 Effect of Parent Merger on Issued and Outstanding Securities of Parent Merger Sub and Pubco. At the Parent Merger Effective Time:

(a) each share of Parent Merger Sub Common Stock issued and outstanding immediately prior to the Parent Merger Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the SPAC Surviving Subsidiary; and

(b) by virtue of the Parent Merger and without any action on the part of any party hereto or any action on the part of the holders of securities of any party hereto, all of the securities of Pubco issued and outstanding immediately prior to the Parent Merger Effective Time shall be canceled and extinguished without any conversion thereof or consideration therefor.

Section 3.04 Exchange of Company Securities.

(a) Exchange Agent. Pubco shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its Affiliates) shall be deemed to be acceptable to the Company) and enter into a paying and exchange agent agreement, in form and substance reasonably acceptable to Pubco and the Company (the “Exchange Agent Agreement”) for the purpose of exchanging certificates representing the Capital Stock (collectively, the “Certificates”), if any, and each share of Capital Stock held in book-entry form on the stock transfer books of the Company immediately prior to the Company Merger Effective Time, in either case, for the portion of the Aggregate Company Merger Consideration issuable in respect of such Capital Stock pursuant to Section 3.01(b) and Section 3.08, in each case on the terms and subject to the other conditions set forth in this Agreement. The Company shall reasonably cooperate with Pubco and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement (including, if necessary or advisable, as determined in good faith by Pubco, by also entering into the Exchange Agent Agreement in form and substance reasonably acceptable to the Company) and the performance of the covenants and agreements in this Section 3.04(a) (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable, as determined in good faith by Pubco, or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).

(b) Exchange Procedures.

(i) On the Closing Date, Pubco shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the Participating Securityholders, for exchange and issuance in accordance with this Article III, the number of shares of Pubco Common Stock sufficient to deliver the Aggregate Company Merger Consideration issuable pursuant to this Agreement (such shares of Pubco Common Stock being hereinafter referred to as the “Exchange Fund”).

(ii) Pubco shall cause the Exchange Agent, pursuant to irrevocable instructions, to issue such Aggregate Company Merger Consideration out of the Exchange Fund in accordance with the Company Merger Payment Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose.

(iii) Upon the delivery of the Company Merger Payment Schedule to the Exchange Agent in accordance with Section 3.04(i), Pubco, Parent and the Company shall take reasonable steps to cause the applicable Aggregate Company Merger Consideration to be issued to the applicable Participating Securityholder in book-entry form as soon as reasonably practicable following the Closing Date; provided that the applicable Aggregate Company Merger Consideration shall not be issued with respect to shares of Capital Stock represented by a Certificate until the applicable holder of such Capital Stock has surrendered such Certificate to the Exchange Agent.

(iv) If any Aggregate Company Merger Consideration is to be issued to a Person other than the holder of Capital Stock in whose name the surrendered Certificate or the transferred shares of Capital Stock in book-entry form is registered, it shall be a condition to the issuance of the applicable Aggregate Company Merger Consideration that, in addition to any other requirements set forth in the Exchange Agent Agreement, (A) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such share of Capital Stock in book-entry form shall be properly transferred and (B) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or share of Capital Stock in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(c) No Further Rights in Capital Stock. The Aggregate Company Merger Consideration issuable upon conversion of the Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Capital Stock.

(d) Adjustments to Aggregate Company Merger Consideration. The Aggregate Company Merger Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Pubco Common Stock), reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of Pubco Common Stock occurring on or after the date hereof and prior to the Company Merger Effective Time.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Participating Securityholders for one (1) year after the Company Merger Effective Time shall be delivered to Pubco, upon demand, and any Participating Securityholder who has not theretofore complied with this Section 3.04 shall thereafter look only to Parent for such holder’s Per Share Company Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by Participating Securityholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Pubco free and clear of any claims or interest of any Person previously entitled thereto.

(f) No Liability. None of the Exchange Agent, Pubco, Parent or the Company Surviving Subsidiary shall be liable to any Participating Securityholder for any Pubco Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Pubco, Parent, the Company Merger Sub, the Company, the Company Surviving Subsidiary and the Exchange Agent shall be entitled to deduct and withhold from amounts (including shares, options or other property) otherwise payable, issuable or transferable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment, issuance or transfer under the Code or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted or withheld and timely paid to the applicable Governmental Authority in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the Participating Securityholder (or intended recipients) in respect of which such deduction and withholding was made. The parties hereto shall cooperate in good faith to eliminate or reduce any such deduction or withholding.

(h) Fractional Shares. No certificates or scrip or shares representing fractional shares of Pubco Common Stock shall be issued upon the exchange of Capital Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Pubco or a holder of shares of Pubco Common Stock. In lieu of any fractional share of Pubco Common Stock to which any holder of Capital Stock would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole share of Pubco Common Stock, as applicable, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(i) Company Merger Payment Schedule. At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Pubco, Parent and the Exchange Agent a schedule (the “Company Merger Payment Schedule”) showing the percentage allocation of the aggregate Per Share Company Merger Consideration to each Participating Securityholder at the Closing (such Participating Securityholder’s “Pro Rata Share”) and the corresponding number of shares of Pubco Common Stock to be issued to such Participating Securityholder pursuant to Section 3.01.

Section 3.05 Stock Transfer Books. At the Company Merger Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock or Company Preferred Stock thereafter on the records of the Company. From and after the Company Merger Effective Time, the holders of the Capital Stock outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect to such Capital Stock, except as otherwise provided in this Agreement or by Law.

Section 3.06 Payment of Expenses.

(a) No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, the Company shall provide to Parent a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement, the other Transaction Documents, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with by the Company at or before Closing, and the consummation of the Transactions (together with wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Transaction Expenses”). For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of the Company’s stockholders.

(b) No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, Parent shall provide to the Company a written report setting forth a list of all of the following fees and expenses, which report shall not include any Legacy Parent Transaction Expenses, incurred by or on behalf of the Parent Parties in connection with the preparation, negotiation and execution of this Agreement, the other Transaction Documents, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with by a Parent Party at or before Closing, and the consummation of the Transactions (together with wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and expenses of outside counsel to Parent in connection with the Transactions; (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of the Parent Parties in connection with the Transactions or otherwise in connection with Parent’s operations or, if necessary and applicable, the Extension Proposal; (iii) any amounts due to the underwriters of Parent’s IPO; (iv) any loans owed by Parent for amounts borrowed from its directors, officers or stockholders (including the Sponsor), (v) any costs or fees relating to the preparation, filing and mailing of the proxy statement(s) (an “Extension Proxy Statement”) for the purpose of amending the Parent Organizational Documents and the Trust Agreement, in each case, to extend the time period for Parent to consummate a Business Combination (an “Extension Proposal”), or the seeking of any solicitation of proxies thereunder, the holding of the meeting of the stockholder of Parent to consider, vote on and approve any such extension of the time period for Parent to consummate a Business Combination (including the value of any additional securities or economic inducements offered to stockholders of Parent in connection therewith), in each case if necessary and applicable, (vi) if consented to by the Company in accordance with Section 7.19(b), any costs or fees incurred by Parent in connection with entering into agreements with any Redeeming Stockholders to incentivize them to either unwind or facilitate the unwinding of their respective exercise of applicable Redemption Rights, and (vii) all other costs and expenses incurred or payable and unpaid by Parent in connection with Parent’s operations through the Closing Date, (collectively, the “Outstanding Parent Transaction Expenses” and together with the Outstanding Company Transaction Expenses, the “Outstanding Transaction Expenses”). On the Closing Date, Parent shall pay or cause to be paid, by wire transfer of immediately available funds, all Outstanding Transaction Expenses.

(c) Except as set forth in this Section 3.06 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or the other Transactions are consummated; provided, however, that the Company and Parent shall each pay one-half (1/2) of each of the following expenses incurred in connection with the Transactions: (A) any EDGAR agent typesetting fees incurred in connection with the preparation and filing with the SEC of the Proxy Statement and the Registration Statement, (B) any fees relating to SEC or other regulatory filing fees (including those incurred in connection with the Proxy Statement, the Registration Statement and the Notification and Report Forms filed under the HSR Act and any other applicable Antitrust Law, but excluding those incurred in connection with any Extension Proxy Statement, if necessary and applicable) and (C) all transfer taxes associated with the issuance of Pubco’s securities at Closing.

Section 3.07 Dissenters’ Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the NRS, shares of Capital Stock that are outstanding immediately prior to the Company Merger Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Company Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Capital Stock in accordance with the NRS and otherwise complied with all of the provisions of the NRS relevant to the exercise and perfection of dissenters’ rights (“Dissenting Company Shares”) shall not be converted into, and such stockholders shall have no right to receive, the applicable Aggregate Company Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the NRS. Shares held by any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights to appraisal of such shares of Capital Stock under the NRS, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Company Merger Effective Time, the applicable Aggregate Company Merger Consideration, without any interest thereon, in accordance with the terms of this Article III.

(b) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Parent Common Stock that are outstanding immediately prior to the Parent Merger Effective Time and that are held by stockholders of Parent who shall have neither voted in favor of the Parent Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Parent Common Stock in accordance with the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (“Dissenting Parent Shares”) shall not be converted into, and such stockholders shall have no right to receive, shares of Pubco Common Stock in accordance with the terms of this Article III unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Shares held by any stockholder of Parent who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights to appraisal of such shares of Parent Common Stock under the DGCL, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, shares of Pubco Common Stock, without any interest thereon, in accordance with the terms of this Article III.

(c) Prior to the Closing, the Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NRS. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company to Parent and the Company Merger Sub on the date of this Agreement (the “Company Disclosure Schedule”), (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company hereby represents and warrants to the Parent Parties as follows:

Section 4.01 Organization and Qualification; Subsidiaries.

(a) The Company and each Subsidiary of the Company (each a “Company Subsidiary”) is a corporation, company or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect.

(b) A true and complete list of all the Company Subsidiaries and each other entity in which the Company or any Company Subsidiary owns any equity or similar interest, together with the jurisdiction of incorporation of each Company Subsidiary or such other entity and the percentage of the equity interest of each Company Subsidiary or such other entity that is owned by the Company and each other Company Subsidiary, in each case, as of the date of this Agreement, is set forth in Section 4.01(b) of the Company Disclosure Schedule. As of the date of this Agreement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity other than any entity set forth on Section 4.01(b) of the Company Disclosure Schedule.

Section 4.02 Certificate of Incorporation and Bylaws. The Company has prior to the date of this Agreement made available to Parent a complete and correct copy of the Company Organizational Documents and the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended, restated or otherwise modified as of the date of this Agreement, of each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of 10,000 shares of Capital Stock, consisting of (i) 10,000 shares of Company Common Stock, and (ii) 0 shares of Company Preferred Stock. As of the date of this Agreement, (A)(1) 2,722 shares of Company Common Stock are issued and outstanding (including 0 shares of Company Restricted Stock), and (2) no shares of Company Preferred Stock are issued and outstanding, (B) no shares of Capital Stock are held in the treasury of the Company, and (D) 0 shares of Company Common Stock are subject to outstanding Company Warrants.

(b) Other than any Permitted Financing Securities, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares or other equity or other voting interests in, the Company or any Company Subsidiary. As of the date hereof, except as set forth on Section 4.03(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any outstanding equity appreciation rights, participations, phantom equity, restricted stock, restricted stock units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares, or other securities or ownership interests in, the Company or any Company Subsidiary. There are no voting trusts, voting agreements, proxies, stockholder agreements or other agreements to which the Company or any Company Subsidiary is a party, or to the Company’s knowledge, among any holder of Capital Stock or any other equity interests or other securities of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is not a party, with respect to the voting or transfer of the Capital Stock or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. Except for the Company Subsidiaries, the Company does not own any equity interests in any Person.

(c) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person other than a Company Subsidiary.

(d) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned 100% by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities Laws and their respective organizational documents.

(e) Except for the Capital Stock held by the stockholders of the Company, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(f) All outstanding Capital Stock and all outstanding shares of capital stock or other equity securities (as applicable) of each Company Subsidiary have been issued and granted (i) in compliance in all material respects with applicable securities Laws and other applicable Laws and (ii) in compliance with any preemptive rights and other similar requirements set forth in applicable Contracts to which the Company or any Company Subsidiary is a party.

Section 4.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been, and each Ancillary Agreement to which the Company is a party will be, duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and each Ancillary Agreement to which it is a party or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the NRS). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has unanimously approved this Agreement and the Transactions. To the knowledge of the Company, except as provided under the NRS and the DGCL, no state takeover Law is applicable to the Company Merger or the other Transactions.

Section 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the NRS and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings, including the Written Consent, being made, obtained or given, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, and filing with and recordation of appropriate merger documents as required by the NRS, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.06 Permits; Compliance.

(a) As of the date of this Agreement, each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Authority, necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not have or would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. As of the date of this Agreement, neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

(b) The business of the Company and its Subsidiaries, and each Company Product that is or has been developed or tested by or on behalf of the Company or the Subsidiaries, is in compliance in all material respects with all applicable Laws. Neither the Company nor any of its Subsidiaries has received, during the three-year period preceding the date of this Agreement, from any regulatory authority any notice of revocation of any license, registration or permit and has no reason to believe that any regulatory authority may issue any such notice. Neither the Company nor any of its Subsidiaries (1) has received from any regulatory authority any written notice of violation of any applicable Law or (2) has any reason to believe that any regulatory authority may issue any such written notice. This Section 4.06(b) shall not apply to Tax matters.

(c) To the Company’s knowledge, no Governmental Authority has identified any facts, studies, tests, development, trials, or data resulting therefrom, which indicate that any Company Product or product candidate cannot be developed, investigated, tested, labeled, manufactured, stored distributed or marketed substantially in the manner presently performed by or on behalf of the Company, except as would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.07 Financial Statements.

(a) The Company has prior to the date of this Agreement made available to Parent true and complete copies of the audited consolidated balance sheet of the Company and the Company Subsidiaries as of March 31, 2024, and the related consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended (collectively, the “Annual Financial Statements”). Each of the Annual Financial Statements (including the notes thereto) (i) was prepared in all material respects in accordance with United States generally accepted accounting principles in effect as of the date of this Agreement (“GAAP”) applied on a consistent basis throughout the periods indicated and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of and at the date thereof and for the period indicated therein, except (A) as otherwise noted therein or (B) for any changes made in connection with the preparation of financial statements of the Company audited in accordance with the auditing standards of the PCAOB.

(b) The Company will make available to Parent true and complete copies of the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2024 (the “Interim Financial Statements Date”), and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the three-month period then ended (collectively, the “Interim Financial Statements”). The Interim Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and (ii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of and at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments.

(c) Except as and to the extent set forth on the Annual Financial Statements or the Interim Financial Statements, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business or in connection with the consummation of the Transactions since the Interim Financial Statements Date, (ii) obligations for future performance under any Contract to which the Company or any Company Subsidiary is a party or (iii) such other liabilities and obligations which are not, individually or in the aggregate, expected to result in a Company Material Adverse Effect.

(d) In the two (2) years prior to the date of this Agreement, (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof.

(e) To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company or any Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(f) All accounts receivable of the Company and the Company Subsidiaries reflected on the Interim Financial Statements or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP and are collectible, subject to bad debts reserved in the Interim Financial Statements. To the knowledge of the Company, such accounts receivables are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for errors in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. The Company’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since December 31, 2021, neither the Company nor any of the Company Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of the Company Subsidiaries sell goods, fill orders or record sales.

(g) All accounts payable of the Company and the Company Subsidiaries reflected on the Interim Financial Statements or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since December 31, 2021 through the date of this Agreement, the Company and the Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

(h) The Company has established and maintains a system of internal accounting controls designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s specific authorization; (ii) the preparation of the Company’s financial statements for external purposes are in conformity with GAAP and maintain asset accountability; (iii) access to assets is only permitted in accordance with management’s specific authorization and (iv) the Company’s records accurately reflect the transaction and disposition of assets, in all material respects.

(i) Neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company as of the date of this Agreement,, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

Section 4.08 Absence of Certain Changes or Events. Since December 31, 2021 through and until the date of this Agreement, except as otherwise reflected in the Annual Financial Statements or the Interim Financial Statements, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) neither the Company or any of the Company Subsidiaries have sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title or interest in or to any of their respective material assets (including Company Owned IP) other than revocable non-exclusive licenses or sublicenses of Company Owned IP granted in the ordinary course of business in which grants of rights to use such Company Owned IP are incidental to performance under the agreement, (c) there has not been a Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01(b), excluding the covenants set forth in Sections 6.01(b)(i), (vii), (viii), (ix) or (xiii).

Section 4.09 Absence of Litigation. There is no material Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. This Section 4.09 shall not apply to Tax matters.

Section 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all Employee Benefit Plans that are maintained, contributed to, required to be contributed to, or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant, or under which the Company or any Company Subsidiary has or could incur any liability (contingent or otherwise) (collectively, whether or not material, the “Plans”).

(b) With respect to each Plan, the Company has made available to Parent, if applicable, as of the date of this Agreement, (i) a true and complete copy of the current plan document and all amendments thereto (or a written summary if not reduced to writing) and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the 2020 filed IRS Form 5500 annual report and accompanying schedules (or, if not yet filed, the most recent draft thereof), (iv) copies of the most recently received IRS determination, opinion or advisory letter, and (v) any non-routine correspondence to or from any Governmental Authority with respect to any Plan in the three (3) years prior to the date of this Agreement. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is or was in the two (2) years prior to the date of this Agreement, nor does the Company, any Company Subsidiary or any ERISA Affiliate have or reasonably expect to have any liability or obligation (contingent or otherwise) under, (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, (iv) a multiple employer welfare arrangement under ERISA, or (v) a “voluntary employees’ beneficiary association” within the meaning of Section 509(c)(9) of the Code. For purposes of this Agreement, “ERISA Affiliate” means any entity that together with the Company or any Company Subsidiary would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA or Sections 414 of the Code.

(d) As of the date of this Agreement and except as disclosed to the Parent in writing, neither the Company nor any Company Subsidiary is or will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any Person as a result of any Transaction (whether alone or in connection with another event), nor will any such Transaction (whether alone or in connection with another event) (i) accelerate the time of payment or vesting, (ii) increase the amount or cause the funding of, of any benefit or other compensation due to any individual, (iii) result in the triggering or imposition of any restrictions or limitations on the rights of the Company or any other Person to amend or terminate any Employee Benefit Plan; (iv) entitle the recipient of any payment or benefit to receive a “gross up” payment for any income or other taxes that might be owed with respect to such payment or benefit; or (v) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in 280G(b)(1) of the Code.

(e) Except as disclosed to the Parent in writing, none of the Plans provides, nor does the Company or any Company Subsidiary have or reasonably expect to have any obligation to provide, medical or other welfare benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder (at the sole cost of such current or former employee, officer, director or consultant).

(f) Each Plan is and has been for the six (6) years prior to the date of this Agreement in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and each Company Subsidiary have performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation, and have no knowledge, of any default or violation in any material respect by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from U.S. federal income Tax under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion or advisory letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(h) There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries. There have been no acts or omissions by the Company, any Company Subsidiary or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company, any Company Subsidiary or any ERISA Affiliate may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been made to the extent due on or before their respective due dates or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries, except as would not result in material liability to the Company and the Company Subsidiaries.

(j) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code is in documentary compliance with, and has been administered and operated in compliance with, the provisions of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could reasonably be expected to be incurred by a participant in any such Plan.

Section 4.11 Labor and Employment Matters.

(a) Section 4.11(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, correct and complete list of all employees of the Company and any Company Subsidiary, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth, as of the date of this Agreement, for each such individual the following, on a no name basis: (i) title or position (including whether full or part time); (ii) hire date and service commencement date (if different); (iii) current annualized base salary or (if paid on an hourly basis) hourly rate of pay; and (iv) commission, bonus or other incentive based compensation. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees; (ii) neither the Company nor any Company Subsidiary is, nor has either the Company or any Company Subsidiary been in the two (2) years prior to the date of this Agreement, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to Persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board; and (iv) there has never been, nor, to the knowledge of the Company, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

(c) The Company and the Company Subsidiaries are and have been in the two (2) years prior to the date of this Agreement in compliance in all material respects with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, payment of wages, hours of work, and collective bargaining as required by the appropriate Governmental Authority and are not liable for any material arrears of wages, penalties or other sums for failure to comply with any of the foregoing.

Section 4.12 Real Property; Title to Assets.

(a) The Company does not own any real property.

(b) Section 4.12(b) of the Company Disclosure Schedule lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property, and sets forth, as of the date of this Agreement, a list of each lease, sublease, license or occupancy agreement pursuant to which the Company or any Company Subsidiary leases, subleases, licenses or occupies any real property (each, a “Lease”), with the name of the lessor or any other party thereto, and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have prior to the date of this Agreement been made available to Parent. Except as otherwise set forth in Section 4.12(b) of the Company Disclosure Schedule as of the date of this Agreement, (i) there are no leases, subleases, sublicenses, concessions or other contracts granting to any Person other than the Company or Company Subsidiaries the right to use or occupy any Leased Real Property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. As of the date of this Agreement, neither the Company, nor any Company Subsidiary, has subleased, sublicensed or otherwise granted to any Person any right to use, occupy or possess any portion of the Leased Real Property.

(c) Other than any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, there are no contractual or legal restrictions that preclude or restrict the ability of the Company or any Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.

(d) Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule, as updated, contains a true, correct and complete list, as of the date of this Agreement, of all of the following that are (as applicable) owned or purported to be owned, used or held for use by the Company or the Company Subsidiaries: (i) Registered Intellectual Property constituting Company Owned IP (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar), (ii) all material, unregistered trademarks and brand names constituting Company Owned IP, (iii) domain names and social media accounts used or held for use by the Company in the conduct of the business and (iv) all material Contracts to use any Company Licensed IP (other than (x) Contracts for Off-the-Shelf Software, (y) commercially available service agreements to Business Systems (other than Software), and (z) any Intellectual Property licenses ancillary to the purchase or use of services, equipment, reagents or other materials incorporated into the Products. The Company shall be permitted to provide an updated Section 4.13(a) of the Company Disclosure Schedule within fifteen (15) Business Days after the date hereof.

(b) The Company and the Company Subsidiaries own, have valid and enforceable licenses for, or otherwise have adequate rights to use, all Intellectual Property and technology that are or would reasonably be expected to be material to their business as currently conducted (including upon the commercialization of products or services described in the Registration Statement, the Company Disclosure Schedule or the Prospectus as under development) or to the development, manufacture, operation and sale of any products and services sold by the Company or any Company Subsidiary, and the consummation of the Transactions will not conflict with, alter or impair any such rights. No Company IP, or, to the Company’s Knowledge, Company Licensed IP, has been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. The Company IP constitutes all Intellectual Property rights necessary for, or to the knowledge of the Company, otherwise used in, the operation of the business of the Company and the Company Subsidiaries as currently conducted and is sufficient for the conduct of such business as currently conducted, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.

(c) The Company or one of the Company Subsidiaries (i) exclusively owns (beneficially and, with respect to Registered Intellectual Property, as record owner), free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company Owned IP and, (ii) has the right to use, pursuant to a valid and enforceable Contract, all Company Licensed IP. All Company Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any of the Company Owned IP is threatened in writing, or, to the Company’s knowledge, pending, and, to the Company’s knowledge, no loss or expiration of exclusively in-licensed Company IP is threatened in writing or pending. To the Company’s knowledge, the Company and the Company Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or one of the Company Subsidiaries, and all such agreements are in full force and effect.

(d) The Company and each of its applicable Company Subsidiaries have taken and take reasonable actions to maintain, protect and enforce the secrecy, confidentiality and value of its Trade Secrets and other material Confidential Information, including requiring all Persons having access thereto to execute written non-disclosure agreements. Neither the Company nor any Company Subsidiary has disclosed any Trade Secrets or other Confidential Information to any other Person other than pursuant to a written confidentiality agreement under which such other Person agrees to maintain the confidentiality of and protect such Confidential Information. To the Company’s knowledge, no Trade Secrets of the Company have been disclosed by the Company in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

(e) (i) during the three (3) years prior to the date of this Agreement there have been no claims filed or claims threatened in writing, against the Company or any Company Subsidiary, by any Person (A) contesting the validity, use, ownership, enforceability, scope, patentability or registrability of any of the Company IP, or (B) alleging any infringement or misappropriation of, or other violation of, any valid Intellectual Property rights of other Persons (including any unsolicited written demands or written offers to license any Intellectual Property rights from any other Person); (ii) the operation of the business of the Company and the Company Subsidiaries (including the Products) as currently conducted does not infringe, misappropriate or violate, any Intellectual Property rights of other Persons; (iii) to the Company’s knowledge and except as disclosed to the Parent in writing, no other Person has infringed, misappropriated or violated any of the Company IP, and no such action, suit, proceeding or claim alleging such infringement, misappropriation or violation of Company IP has been filed or threatened in writing by the Company or its Subsidiaries against any other Person; (iv) to the Company’s knowledge, there would be no threatened action, suit, proceeding or claim by others that the Company or one of the Company Subsidiaries would, upon the commercialization of any product or service described in the Registration Statement, the Company Disclosure Schedules or the Prospectus, infringe, misappropriate or otherwise violate, any patent, trademark, tradename, service name, copyright, trade secret or other Intellectual Property or proprietary right of another; and (v) neither the Company nor any of the Company Subsidiaries has received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(f) To the Company’s knowledge, there is no prior art or other information that may render any Patent within the Company Owned IP invalid or unenforceable or that may render any Patent application within such Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or any foreign equivalent thereto. To the Company’s knowledge, there are no material defects in any of the Company Owned IP. The product candidates described in the Company Disclosure Schedules as under development or commercialization by the Company or any Company Subsidiary fall within the scope of the claims of one or more Patent or pending Patent application owned by, or exclusively licensed to, the Company or any Company Subsidiary.

(g) No funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company Owned IP.

(h) All Persons who have contributed, developed or conceived any Company Owned IP have executed valid and enforceable written agreements with the Company or one of the Company Subsidiaries, pursuant to which such Persons assigned or have an obligation to assign to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such Person in the course of or related to his, her or its relationship with the Company or the applicable Company Subsidiary, without further ongoing consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property; or, with respect to Intellectual Property rights that cannot be assigned (e.g., “moral rights” in certain jurisdictions), such Person has unconditionally and irrevocably waived the enforcement thereof, and no such Person has excluded works or inventions from such assignment. To the Company’s knowledge, no current or former employee, director or officer of the Company or one of the Company Subsidiaries or any consultant who has contributed, developed or conceived of any Company Owned IP is or has been in violation of any term of any employment or consulting contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment or other engagement with the Company or Company Subsidiary.

(i) No Related Party, nor any current or former partner, director, stockholder, officer or employee of the Company or Company Subsidiaries or of any Related Party will, after giving effect to the transactions contemplated hereby, own, license or retain any rights in any of the Intellectual Property owned, used or held for use (including for defensive purposes) by the Company in the conduct of the business as currently conducted.

(j) Intentionally left blank.

(k) The Company and the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient in all material respects for the current needs of the business of the Company or any of the Company Subsidiaries as currently conducted by the Company or the Company Subsidiaries. The Company and each of the Company Subsidiaries maintain commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities. To the Company’s knowledge, in the three (3) years prior to the date of this Agreement, there has not been any failure with respect to any of the Business Systems that are material to the conduct of the Company’s and the Company Subsidiaries’ business that has not been remedied or replaced in all material respects.

(l) The Company and each of the Company Subsidiaries currently and during the three (3) years prior to the date of this Agreement have complied in all material respects with (i) all Privacy/Data Security Laws applicable to the Company or a Company Subsidiary, (ii) any applicable privacy or other policies of the Company or a Company Subsidiary, respectively, published on a Company website or otherwise made publicly available by the Company or a Company Subsidiary concerning the collection, dissemination, storage, use or other Processing of Personal Information or Business Data, (iii) industry standards to which the Company or any Company Subsidiary is bound to adhere, and (iv) all Contracts that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented data security safeguards that are designed to protect the security and integrity of the Business Systems and any Personal Information and that are otherwise consistent with the Data Security Requirements. The Company’s and the Company Subsidiaries’ employees and contractors receive commercially reasonable training on information security issues. To the Company’s knowledge there is no Disabling Device in any of the Business Systems constituting Company Owned IP or Product components. For the two (2) years prior to the date of this Agreement, neither the Company nor any of the Company Subsidiaries has (i) experienced any data security breaches, unauthorized access or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information or Business Data; or (ii) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements. All processing, storing and transmitting of payment card data by or for the Company and the Company Subsidiaries is compliant with PCI DSS.

(m) The Company or one of the Company Subsidiaries (i) owns the Business Data constituting Company Owned IP free and clear of any restrictions other than those imposed by applicable Privacy/Data Security Laws, or (ii) has the right, as applicable, to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of and otherwise Process the other Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any material legal obligations, including based on the Transactions contemplated hereunder, that would prohibit Merger Sub, or Parent from receiving, using or otherwise Processing Personal Information after the Closing Date, in a similar manner in which the Company and the Company Subsidiaries receive, use and otherwise Process such Personal Information immediately prior to the Closing Date or result in material liabilities in connection with Data Security Requirements.

Section 4.14 Taxes.

(a) The Company and each Company Subsidiary: (i) have duly and timely filed all material Tax Returns that they are required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are required to have paid as of the date hereof to avoid penalties or charges for late payment; (iii) with respect to all material Tax Returns filed by them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); and (iv) do not have any material deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes (each, a “Tax Claim”) pending or asserted, proposed or threatened in writing for a Tax period for which the statute of limitations for a Tax assessment remains open, other than any Tax Claims that have since been resolved. The unpaid Taxes of the Company and the Company Subsidiaries as of the Interim Financial Statements Date did not materially exceed the reserves for Taxes (other than any reserves for deferred Taxes established to reflect timing differences between book and taxable income) of the Company and the Company Subsidiaries set forth in the Interim Financial Statements.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement, in each case other than an agreement, contract or arrangement the primary purpose of which does not relate to Taxes (each, an “Ordinary Commercial Agreement”).

(c) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of any change in method of accounting made prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or any excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) entered into or created, respectively, prior to the Closing; or (v) prepaid amount received or deferred revenue booked prior to the Closing.

(d) The Company and each Company Subsidiary have withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and, to the Company’s knowledge, have complied in all material respects with all applicable Laws relating to the reporting and withholding of Taxes.

(e) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return (other than a group of which the Company or a Company Subsidiary was the common parent).

(f) Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract.

(g) Neither the Company nor any Company Subsidiary has any request for a material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or private letter ruling from any Governmental Authority.

(h) The Company has prior to the date of this Agreement made available to Parent complete and accurate copies of the U.S. federal income Tax Returns filed by the Company for the Tax year ended December 31, 2020, and each of the four prior Tax years prior to such Tax year.

(i) Neither the Company nor any Company Subsidiary has in any year for which the applicable statute of limitations remains open distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(j) Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k) Neither the IRS nor any other Governmental Authority has asserted in writing against the Company or any Company Subsidiary any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(l) There are no Liens for Taxes (other than Permitted Liens) upon any assets of the Company or any Company Subsidiary.

(m) Neither the Company nor any Company Subsidiary has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n) Neither the Company nor any Company Subsidiary has received any written notice from a non-U.S. Governmental Authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(o) Neither the Company nor any Company Subsidiary has received any written claim from a Governmental Authority in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is or may be subject to Tax in such jurisdiction.

(p) For U.S. federal income Tax purposes, the Company is, and has been since its formation, classified as a corporation.

(q) The Company has not taken or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

Section 4.15 Environmental Matters. Each of the Company and each Company Subsidiary is not materially violating, and for the five (5) years prior to the date of this Agreement has not materially violated, any applicable Environmental Laws; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with, and no Company or Company Subsidiary has Released, any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws; (c) none of the Company or any of the Company Subsidiaries is, in any material respect, actually or allegedly liable, or to the Company’s knowledge, potentially liable, pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”), and the Company and each Company Subsidiary is, and has since January 1, 2018 been, in compliance in all material respects with such Environmental Permits; and (e) neither the Company nor any Company Subsidiary is the subject of any pending or, or to the Company’s knowledge, threatened Action, nor has the Company or any Company Subsidiary received any written notice, alleging any material violation of or, or material liability under, Environmental Laws.

Section 4.16 Material Contracts.

(a) Section 4.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of Contracts to which the Company or any Company Subsidiary is a party, excluding for this purpose, any purchase orders submitted by customers (such Contracts as are required to be set forth in Section 4.16(a) of the Company Disclosure Schedule, along with any Plan listed on Section 4.10(a) of the Company Disclosure Schedule, being the “Material Contracts”):

(i) all Contracts with consideration payable to the Company or any of the Company Subsidiaries of more than $50,000, in the aggregate, over any 12-month period;

(ii) each Contract requiring payment by or to the Company after the date of this Agreement in excess of $50,000 pursuant to its express terms relating to (A) any agreement involving provision of services or products with respect to any pre-clinical development activities of the Company or (B) any alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property rights that will not be owned, in whole or in part, by the Company;

(iii) all Contracts pursuant to which the Company or any Company Subsidiary has engaged any third party to manage the business of the Company or any Company Subsidiary (excluding contracts for employment), to the extent material to the business of the Company or any Company Subsidiary;

(iv) all Contracts with any Governmental Authority to which the Company or any Company Subsidiary is a party or which otherwise govern the use of any Company Owned IP, other than any Company Permits;

(v) all Contracts evidencing indebtedness for borrowed money in an amount greater than $50,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any Person a Lien on any of the property or assets of the Company or any Company Subsidiary, and all agreements or instruments guaranteeing the debts or other obligations of any Person;

(vi) all Contracts pursuant to which the Company or a Company Subsidiary has continuing obligations or interests involving (A) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones which would result in a payment in excess of $150,000 or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company, in each case that cannot be terminated by the Company without penalty, or without more than sixty (60) days’ notice without material payment or penalty;

(vii) all Contracts establishing any partnership, joint venture, strategic alliance or other collaboration or similar arrangement between the Company or any Company Subsidiary, on the one hand, and any third party, on the other hand (including with respect to the Products);

(viii) any Contract relating to the acquisition or disposition of any business or asset (whether by merger, sale of stock, sale of assets or otherwise) under which the Company or any of its Affiliates has or will have obligations with respect to an “earn out,” contingent purchase price or similar contingent payment obligation;

(ix) all Contracts that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or entity or in any geographic area or during any period of time excluding customary confidentiality clauses;

(x) all Contracts that result in any Person or entity holding a power of attorney from the Company or any Company Subsidiary that materially relates to the Company, any Company Subsidiary or materially impacts their respective business;

(xi) all Leases, and all leases or master leases of personal property, reasonably likely to result in annual payments of $50,000 or more in a 12-month period;

(xii) all Contracts involving use of or granting licenses to the Company or any of the Company Subsidiaries with respect to any Company Licensed IP that are material to the business of the Company;

(xiii) all Contracts which involve the license or grant of rights to Company Owned IP by the Company or the Company Subsidiaries, other than (A) collaboration agreements entered into on the form of such agreement made available or (B) and license agreements granted in the ordinary course of business to customers in connection with Products or to suppliers or service providers in the ordinary course of business solely for the purpose of enabling such suppliers or service providers to provide services for the benefit of the Company or the Company Subsidiaries;

 (xiv) all Contracts under which the Company has agreed to purchase goods or services from a vendor, Supplier or other Person on a preferred supplier or “most favored supplier” basis or which otherwise establishes any exclusive sale or distribution obligation with respect to any Product or geographic area;

(xv) all Contracts for the development of Company Owned IP for the benefit of the Company that are material to the Company, other than employment, consulting and collaboration agreements entered into on the form of such agreement made available , without material modification;

(xvi) all Contracts under which any broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions, or which has a fee tail still in effect, based upon arrangements made by or on behalf of the Company or any Company Subsidiary;

(xvii) all Contracts that provide for the settlement of any material Action that contains any ongoing material obligation on the Company or the Company Subsidiaries; and

(xviii) all Contracts between the Company and any holders of more than 2% of the Company’s Capital Stock (assuming the full conversion or exercise of all Company Securities held by such Person) that relate to such stockholder’s ownership of Company Securities.

(b) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, as of the date of this Agreement (i) each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of any material default under any such Material Contract. As of the date of this Agreement, the Company has furnished or made available to Parent true and complete copies, in all respects, of all Material Contracts, including amendments thereto that are material in nature.

Section 4.17 Insurance.

(a) Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b) With respect to each such insurance policy, except as would not be expected to result in a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 4.18 Vote Required. The Requisite Approval (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

Section 4.19 Certain Business Practices.

(a) For the three (3) years prior to the date of this Agreement, none of the Company, any Company Subsidiary, any of their respective directors, officers, or employees or, to the Company’s knowledge, agents, while acting on behalf of the Company or any Company Subsidiary, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of any applicable Anti-Corruption Law; or (iii) to the extent not covered by subclause (i) and (ii), made any payment in the nature of criminal bribery.

(b) For the three (3) years prior to the date of this Agreement, none of the Company, any Company Subsidiary, any of their respective directors, officers, or employees or, to the Company’s knowledge, agents (i) is or has been a Sanctioned Person; (ii) has transacted business with or for the benefit of any Sanctioned Person or has otherwise violated applicable Sanctions, while acting on behalf of the Company or any Company Subsidiary; or (iii) has violated any Ex-Im Laws while acting on behalf of the Company or any Company Subsidiary.

(c) There are no, and for the three (3) years prior to the date of this Agreement, there have not been any, material internal investigations, external investigations to which the Company has knowledge of, audits, actions or proceedings pending, or any voluntary or involuntary disclosures made to a Governmental Authority, with respect to any apparent or suspected violation by the Company, any Company Subsidiary, or any of their respective officers, directors, employees, or agents with respect to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws.

Section 4.20 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other Affiliate of the Company or any Company Subsidiary, or any immediate family of any of the foregoing, to the Company’s knowledge, has or has had, directly or indirectly as of the date of this Agreement: (a) an economic interest in any Person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services;; or (c) any Contract with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any Person” for purposes of this Section 4.20. The Company and the Company Subsidiaries have not, for the two (2) years prior to the date of this Agreement, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

Section 4.21 Brokers. Except as set forth on Section 4.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.22 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule) or in the Company Officer’s Certificate, the Company hereby expressly disclaims and negates any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Parent Parties, their respective Affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in the Company Officer’s Certificate, neither the Company nor any other Person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Parent Parties, their respective Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Parent Parties, their respective Affiliates or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF Parent Parties

Except as set forth in Parent’s disclosure schedule delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Schedule”) and in Parent SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), the Parent Parties hereby represent and warrant to the Company as follows:

Section 5.01 Corporate Organization.

(a) Each Parent Party is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or limited liability power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not result in a Parent Material Adverse Effect.

(b) Pubco is the only Subsidiary of Parent and the Merger Subs are the only Subsidiaries of Pubco. Except for Pubco and the Merger Subs, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other Person.

Section 5.02 Governing Documents. Each of the Parent Parties has heretofore furnished to the Company complete and correct copies of the Parent Organizational Documents, Pubco Organizational Documents, the Parent Merger Sub Organizational Documents and the Company Merger Sub Organizational Documents. The Parent Organizational Documents, Pubco Organizational Documents, the Parent Merger Sub Organizational Documents and the Company Merger Sub Organizational Documents are in full force and effect. No Parent Party is in violation of any of the provisions of its respective organizational documents.

Section 5.03 Capitalization.

(a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, par value $0.01 per share, and (ii) 1,000,000 shares of Parent Preferred Stock, par value $0.01 per share. As of the date of this Agreement, (A) 4,081,747 shares of Parent Common Stock are issued and outstanding (which includes 1,557,747 shares subject to Redemption Rights), (B) no shares of Parent Preferred Stock are issued and outstanding, (C) no shares of Parent Common Stock are held in the treasury of Parent, (D) 6,900,000 redeemable warrants to purchase Parent Common Stock and 406,000 private placement warrants to purchase Parent Common Stock are issued and outstanding and (E) 406,000 Parent Rights are issued and outstanding. Each Parent Warrant is exercisable for the number of shares of Parent Common Stock stated in each Parent Warrant at an exercise price of $11.50 per share.

(b) All outstanding shares of Parent Common Stock, Parent Warrants and Parent Rights (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) are not subject to any preemptive rights, (iii) have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and (iv) were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the Parent Organizational Documents.

(c) Other than the Parent Warrants, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. Parent is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Parent Common Stock or any of the equity interests or other securities of Parent. Except for Pubco and the Merger Subs, Parent does not own any equity interests in any Person.

(d) Other than Redemption Rights, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Persons.

Section 5.04 Authority Relative to this Agreement. Each Parent Party has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which they are a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, in each case subject to obtainment of the Parent Stockholder Approval or the approval of Pubco as the sole stockholder of each of the Merger Subs, as applicable. The execution and delivery of this Agreement by each Parent Party and the consummation by each Parent Party of the Transactions have been, and each Ancillary Agreement to which they are a party will be, duly and validly authorized by all necessary corporate or limited liability company action, as applicable, and no other corporate or limited liability company proceedings on the part of any Parent Party is necessary to authorize this Agreement and each Ancillary Agreement to which it is a party or to consummate the Transactions (other than (a) with respect to the Mergers, (i) the Parent Stockholder Approval, the approval by Parent, as the sole stockholder of Pubco Merger Sub, and the approval of Pubco as the sole stockholder of each of the Merger Subs, and (ii) the filing and recordation of appropriate merger documents as required by the DGCL and the NRS, as applicable, and (b) with respect to the issuance of Pubco Common Stock and the amendment and restatement of the Pubco Certificate of Incorporation pursuant to this Agreement, the Parent Stockholder Approval). This Agreement has been duly and validly executed and delivered by each of the Parent Parties and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Parent Party enforceable against it, in accordance with its terms subject to the Remedies Exceptions.

Section 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each Parent Party does not, and the performance of this Agreement by each Parent Party will not, (i) conflict with or violate such Parent Party’s organizational documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to such Parent Party or by which any of its property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Parent Party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Parent Party is a party or by which such Parent Party or any of its property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each Parent Party does not, and the performance of this Agreement by each Parent Party will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and NRS, as applicable, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent any Parent Party from performing its material obligations under this Agreement.

Section 5.06 Compliance. No Parent Party is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to it, by which any property or asset of such Parent Party is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Parent Party is a party or by which such Parent Party or any property or asset of Parent Party is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a Parent Material Adverse Effect. Each Parent Party is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted. This Section 5.06 shall not apply to Tax matters.

Section 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since September 10, 2021, together with any amendments, restatements or supplements thereto (collectively, the “Parent SEC Reports”). Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. As of their respective dates, the Parent SEC Reports (i) complied with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of Parent has filed with the SEC on a timely basis all documents required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

(c) Except as and to the extent set forth in the Parent SEC Reports, Parent has no liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Parent’s business.

(d) Parent is in compliance with the applicable listing and corporate governance rules and regulations of Nasdaq Capital Market.

(e) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(f) Parent maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Parent maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Parent has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data. Parent has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involves management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Parent. Since December 31, 2019, there have been no material changes in Parent internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither Parent (including any employee thereof) nor Parent’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Parent SEC Reports. To the knowledge of Parent, none of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.08 Absence of Certain Changes or Events. Since December 31, 2021, except as expressly contemplated by this Agreement, (a) Parent has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) there has not been any Parent Material Adverse Effect, and (c) Parent has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02(b).

Section 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of Parent, threatened against Parent, or any property or asset of Parent, before any Governmental Authority. Neither Parent nor any material property or asset of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. This Section 5.09 shall not apply to Tax matters.

Section 5.10 Board Approval; Vote Required.

(a) The Parent Board, by resolutions duly adopted by unanimous vote of the members of the Parent Board at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Ancillary Agreements to which Parent is a party, the Mergers and the other Transactions are fair to, and in the best interests of, Parent and its stockholders, and declared their advisability, (ii) approved (A) this Agreement, the Ancillary Agreements, the Mergers and the other Transactions to which Parent is a party, (B) the payment of the Aggregate Company Merger Consideration to the Participating Securityholders pursuant to this Agreement, (C) the issuance of shares of Pubco Common Stock in connection with the Mergers, (D) the amendment and restatement of (1) the Pubco Certificate of Incorporation substantially in the form attached hereto as Exhibit A and (2) the Pubco Bylaws substantially in the form attached hereto as Exhibit B, and (E) the Pubco LTIP, and (iii) adopted a resolution recommending that the stockholders of Parent vote in favor of all Parent Proposals, including, without limitation, adoption of this Agreement and approval of the Mergers and the other Transactions to which Parent is a party, and directing that this Agreement, the Mergers and the other Transactions to which Parent is a party be submitted for consideration by the stockholders of Parent at the Parent Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of Parent necessary to approve the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock.

(c) Each of the Pubco Board, the Parent Merger Sub Board and the Company Merger Sub Board, by resolutions duly adopted by unanimous written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Ancillary Agreements to which such Parent Party is a party, the Parent Merger and/or the Company Merger, as applicable, and the other Transactions to which such Parent Party is a party are fair to and in the best interests of such Parent Party and its sole stockholder, and declared their advisability, (ii) adopted this Agreement and approved the Parent Merger and/or the Company Merger, as applicable, and the other Transactions to which such Parent Party is a party, and (iii) recommended that Parent as the sole stockholder of Pubco, and Pubco as the sole stockholder of each of the Merger Subs, as applicable, adopt this Agreement and approve the Parent Merger and/or the Company Merger, as applicable, and the other Transactions to which such Parent Party is a party and directed that this Agreement, the Parent Merger and/or the Company Merger, as applicable, and the other Transactions to which such Parent Party is a party be submitted for consideration by Parent as the sole stockholder of Pubco or by Pubco as the sole stockholder of each of the Merger Subs, as applicable.

(d) The only vote of the holders of any class or series of capital stock of the Merger Subs that is necessary to approve this Agreement, the Mergers and the other Transactions is the affirmative vote of Pubco as the sole stockholder of the Merger Subs. The only vote of the holders of any class or series of capital stock of Pubco that is necessary to approve this Agreement, the Mergers and the other Transactions is the affirmative vote of Parent as the sole stockholder of Pubco.

Section 5.11 No Prior Operations of Pubco and the Merger Subs. Each of Pubco, Parent Merger Sub and Company Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

Section 5.12 Brokers. Except as set forth on Section 5.12 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Parent Party.

Section 5.13 Parent Trust Fund. As of the date of this Agreement, Parent has no less than $17,400,833 held in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account (the “Trust Account”). The monies of such Trust Account are invested in cash and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of September 14, 2021, as amended March 8, 2024, between Parent and the Trustee (the “Trust Agreement”). Except in connection with the Extension Proposal, the Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the knowledge of Parent, the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and the Trustee that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of Parent, that would entitle any Person (other than stockholders of Parent who shall have elected to exercise their Redemption Rights pursuant to the Parent Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account have been released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the Parent Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of Parent, threatened in writing with respect to the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its obligations hereunder, Parent has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent at the Effective Time.

Section 5.14 Employees. Other than any officers of Parent as described in the Parent SEC Reports, Parent has never employed any employees. Other than consultants and advisors retained in the ordinary course of business (including in connection with the Transactions) or as described in the Parent SEC Reports, Parent has never retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee, officer or director. Parent has never and does not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment becoming due to any director, officer or employee of Parent, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to any “excess parachute payment” within the meaning of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which Parent is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any Person.

Section 5.15 Taxes.

(a) Parent (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that Parent is otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or are otherwise being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to it, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which assessment or deficiency has not yet been resolved; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(b) Parent is not party to, bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any Person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c) To the knowledge of Parent, as of the date hereof, Parent is not required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax law) in existence on or prior to the Closing Date; (vi) any use of an improper method of accounting use for any tax period or portion thereof ending or ended on or prior to the Closing Date; or (vii) income arising or accruing prior to the Closing and includable after the Closing under Subchapter K, Section 951, 951A or 956 of the Code.

(d) Parent has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including all reporting and record keeping requirements related thereto.

(e) Parent has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(f) Parent does not have any material liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(g) Parent does not have any request for a material ruling in respect of Taxes pending between Parent, on the one hand, and any Tax authority, on the other hand.

(h) Parent has made available to the Company true, correct and complete copies of the U.S. federal income Tax Returns filed by Parent for the 2021 and 2022 tax year.

(i) Parent has not since incorporation distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) Parent has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k) There are no Tax liens upon any assets of Parent except for Permitted Liens.

(l) Parent (A) is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(2) or (B) has not received written notice from a jurisdiction where it does not file Tax Returns that it is subject to Tax in that jurisdiction. Parent has not made an election under Section 965(h) of the Code.

(m) Parent has not taken or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

(n) Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 5.15 shall constitute the only representations and warranties by the Parent with respect to Taxes.

Section 5.16 Registration and Listing. The issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “BNIX”. The issued and outstanding Parent Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “BNIXR”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “BNIXW”. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the shares of Parent Common Stock, Parent Warrants or Parent Rights or terminate the listing of Parent on the Nasdaq Capital Market. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the shares of Parent Common Stock, the Parent Warrants or the Parent Rights under the Exchange Act.

Section 5.17 Prior Business Operations. Parent has limited its activities in all material respects to those activities (a) contemplated in the prospectus of Parent, dated as of September 10, 2021, or (b) otherwise necessary to consummate the Transactions.

Section 5.18 Parent Material Contracts. The SPAC SEC Reports include true and complete copies of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Parent is party (the “Parent Material Contracts”). Each Parent Material Contract is in full force and effect and, to the knowledge of Parent, is valid and binding upon and enforceable against each of the parties thereto (subject to the Remedies Exception), except insofar as enforceability may be limited by the Remedies Exceptions. True and complete copies of all Parent Material Contracts have been made available to the Company.

Section 5.19 Proxy Statement and Registration Statement. None of the information relating to Parent or Pubco supplied by such Parent Party in writing for inclusion in the Proxy Statement will, as of the date the Registration Statement is made effective, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Parent Stockholders, at the time of the Parent Stockholders’ Meeting, or at the Parent Merger Effective Time or Company Merger Effective Time, contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that neither Parent nor Pubco makes any representation with respect to any forward-looking statements supplied by or on behalf of such Parent Party for inclusion in, or relating to information to be included in the Proxy Statement or Registration Statement.

Section 5.20 Investment Company Act. Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940.

Section 5.21 Transactions with Affiliates. Section 5.21 of the Parent Disclosure Schedule sets forth all Contracts between (a) Parent, on the one hand, and (b) any officer, director, employee, partner, member, manager director or indirect equityholder (including the Sponsor) or Affiliate of either Parent or the Sponsor, on the other hand (each Person identified in this part (b), a “Parent Related Party”). Except as set forth in Section 5.21 of the Parent Disclosure Schedule, no Parent Related Party (i) owns any interest in any material asset used in the business of Parent, (ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of Parent, or (iii) owes any material amount to, or is owed any material amount by, Parent. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 5.21 are referred to herein as “Parent Related Party Transactions.”

Section 5.22 Legacy Parent Transaction Expenses. The Legacy Parent Transaction Expenses set forth on Section 1.01 of the Parent Disclosure Schedule include in all material respects all costs, fees and expenses incurred by the Parent Parties in connection with (a) any proposed Business Combination of Parent other than the Transactions, including any fees and expenses of legal counsel to the Parent Parties and of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of the Parent Parties in connection with any such transactions, (b) the preparation and filing with the SEC of any proxy statement prior to the date hereof for the purpose of amending the Parent Organizational Documents and the Trust Agreement to extend the time period for Parent to consummate a Business Combination, including the value of any additional securities or economic inducements offered to stockholders of Parent in connection therewith and the costs, fees and expenses of any legal counsel or any other service providers engaged in connection therewith, (c) any amounts due to the underwriters of Parent’s IPO in connection with any proposed Business Combination of Parent other than the Transactions and which are not duplicative with such amounts due in connection with the Transactions, or (d) entering into any agreements with any stockholders of Parent to incentivize them to either unwind or facilitate the unwinding of their respective exercise of applicable Redemption Rights in connection with any proposed Business Combination of Parent other than the Transactions or any proxy statement prior to the date hereof for the purpose of amending the Parent Organizational Documents and the Trust Agreement to extend the time period for Parent to consummate a Business Combination.

Section 5.23 The Parent Parties’ Investigation and Reliance. Each Parent Party is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and any Company Subsidiary and the Transactions, which investigation, review and analysis were conducted by the Parent Parties, together with expert advisors, including legal counsel, that they have engaged for such purpose. The Parent Parties and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company and the Company Subsidiaries and the Transactions. No Parent Party is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or the Company Officer’s Certificate. Neither the Company nor any of its respective stockholders, Affiliates or Representatives shall have any liability to any Parent Party or any of their respective stockholders, Affiliates or Representatives resulting from the use of any information, documents or materials made available to the Parent Parties, or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company or any Company Subsidiary.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE Company MERGER

Section 6.01 Conduct of Business by the Company Pending the Company Merger.

(a) The Company agrees that, between the Effective Date and the Closing or the earlier termination of this Agreement (the “Interim Period”), except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule or (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless Parent shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) the Company shall use its reasonable best efforts to, and shall cause each Company Subsidiary to use its reasonable best efforts to, conduct its business in the ordinary course of business; and

(ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers and Key Employees of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, Suppliers and other Persons with which the Company or any Company Subsidiary has significant business relations.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule or (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant or encumber or subject to any Lien, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, or otherwise amend any terms of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, restricted stock units, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, provided that none of (1) the consummation of one or more private placement transactions by the Company of any equity securities (or securities convertible into or exercisable for equity securities) of the Company prior to the Company Merger Effective Time which raise no more than $[20,000,000] in the aggregate, and (2) the consummation of any initial sale of any shares of capital stock of the Company in an underwritten public offering registered under the Securities Act or any direct listing of any shares of capital stock of the Company on a securities exchange or securities market (collectively, the “Permitted Financings”), or the issuance of any Permitted Financing Securities in connection therewith, shall require the consent of Parent,; or (B) any material assets of the Company or any Company Subsidiary, other than sales of assets in the ordinary course of business;

(iii) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or the Company Subsidiaries (other than the Company Merger or in connection with any Permitted Financing), acquire any equity interest or other interest in any other entity other than a Company Subsidiary or enter into a joint venture, partnership, business association or other similar arrangement with any other entity;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, excluding any dividend payable in the form of shares of Capital Stock;

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof, in each case, other than a Company Subsidiary; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or grant any security interest in any of its assets, in excess of $100,000 in the aggregate, other than in connection with a Permitted Financing;

(vii) (A) except as provided for through the Employment Agreements, grant any increase in the compensation or incentives payable or to become payable to any current or former director, officer, employee (including any Key Employee) or service provider of the Company or any Company Subsidiary that has a base salary or compensation in excess of $50,000 (each, a “Company Service Provider”), (B) except through or in connection with the Employment Agreements, enter into any new, or terminate or amend any existing, employment, retention, bonus, change in control, or termination agreement with any Company Service Provider, (C) except as provided for through the Employment Agreements, accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any Company Service Provider, or (D) establish or become obligated under any collective bargaining agreement or other contract or agreement with a labor union, trade union, works council, or other representative of employees; provided, however, that notwithstanding anything herein to the contrary, the Company may (1) provide increases in salary, wages, bonuses or benefits to employees as required under the terms of any Plan in existence as of the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule or, for employees (other than Key Employees), in the ordinary course of business consistent with past practice, (2) change the title of its employees (other than Key Employees) in the ordinary course of business, and (3) make annual or quarterly bonus or commission payments in the ordinary course of business consistent with past practice and in accordance with the bonus or commission plans existing on the date of this Agreement;

(viii) other than as required by Law or pursuant to the terms of a Plan entered into prior to the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule or as provided for through the Employment Agreements, grant any severance or termination pay to (A) any Key Employee or any director or officer of the Company or of any Company Subsidiary, or (B) other than in the ordinary course of business consistent with past practice, any other current employee of the Company or of any Company Subsidiary;

(ix) adopt, amend or terminate any material Plan or any Employee Benefit Plan that would be a Plan if in effect as of the date hereof except (A) as may be required by applicable Law, (B) as is required in order to consummate the Transactions or (C) in connection with health and welfare plan renewals in the ordinary course of business consistent with past practice (provided that such renewals do not materially increase the cost to the Company or any Company Subsidiary of providing such benefits);

(x) waive the restrictive covenant obligations of any employee of the Company or any Company Subsidiary;

(xi) materially amend or change any of the Company’s or any Company Subsidiary’s accounting policies or procedures, other than reasonable and usual amendments in the ordinary course of business or as may be required by a change in GAAP;

(xii) make, change or revoke any material Tax election, amend any income or other material Tax Return, settle or compromise any material income Tax liability, adopt or change any accounting method in respect of material Taxes, consent to any extension or waiver of the statute of limitations applicable to any claim or assessment in respect of material Taxes, execute any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or enter into any Tax sharing or similar agreement in respect of material Taxes (other than an Ordinary Commercial Agreement);

(xiii) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

(xiv) (A) exclusively license, sell, transfer, assign or otherwise dispose of, divest or spin-off, any material Company IP or other material Intellectual Property used or held for use in the business of the Company and the Company Subsidiaries, (B) abandon, relinquish, permit to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required to maintain and protect its interest in, any material Company IP, or (C) disclose or otherwise make available to any Person who is not subject to a written agreement to maintain the confidentiality of such trade secrets any material Trade Secret included in the Company IP;

(xv) waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $50,000 individually or $1,000,000 in the aggregate; or

(xvi) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the Company to obtain consent from Parent to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.01 shall give to Parent, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company or any of the Company Subsidiaries prior to the Closing Date. During the Interim Period, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations.

Section 6.02 Conduct of Business by the Parent Parties Pending the Mergers.

(a) Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements to consummate any Additional Financings in accordance with the terms of Section 7.19(b)), and except as required by applicable Law (including as may be requested or compelled by any Governmental Authority), Parent agrees that during the Interim Period, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of the Parent Parties shall be conducted in the ordinary course of business and in a manner consistent with past practice.

(b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements to consummate any Additional Financings in accordance with the terms of Section 7.19(b)) or as required by applicable Law (including as may be requested or compelled by any Governmental Authority), no Parent Party shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(i) amend or otherwise change such Parent Party’s organizational documents or form any Subsidiary of Parent other than Pubco and the Merger Subs;

(ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;

(iii) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Parent Common Stock, Parent Rights or Parent Warrants except for redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;

(iv) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of any Parent Party, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of any Parent Party;

(v) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other Person;

(vi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(vii) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(viii) make, change or revoke any material Tax election, amend any income or other material Tax Return, settle or compromise any material income Tax liability, adopt or change any accounting method in respect of material Taxes, consent to any extension or waiver of the statute of limitations applicable to any claim or assessment in respect of material Taxes, execute any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or enter into any Tax sharing or similar agreement in respect of material Taxes (other than an Ordinary Commercial Agreement);

(ix) liquidate, dissolve, reorganize or otherwise wind up the business and operations of any Parent Party;

(x) amend, waive, modify or consent to the termination of the Trust Agreement or any other agreement related to the Trust Account;

(xi) (A) enter into, materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Contracts to which a Parent Party is party (including engagement letters with financial advisors) in a manner that would materially and adversely affect Parent or any of its Subsidiaries after the Closing or would impose material liabilities on any Parent or any of its Subsidiaries after the Closing, or (B) enter into any Contract that would entitle any third party to any bonuses, payments or other fees upon or conditioned upon the consummation of the Closing, other than any services providers engaged by Parent prior to the Closing for printing, mailing and solicitation services with respect to the Proxy Statement or the Registration Statement; or

(xii) enter into, renew, modify or revise any Parent Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Parent Related Party Transaction); or

(xiii) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing in this Section 6.02 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of Parent prior to the Closing Date. Prior to the Closing Date, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

Section 6.03 Claims Against Trust Account. Reference is made to the final prospectus of Parent, dated as of September 10, 2021 and filed with the SEC (Registration Nos. 333-253324 and 333-259428) on September 13, 2021 (the “Prospectus”). The Company hereby represents and warrants that it understands that Parent has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Parent’s public stockholders (including overallotment shares acquired by Parent’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, Parent may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Parent Common Stock in connection with the consummation of Parent’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if Parent fails to consummate a Business Combination within 36 months after the closing of the IPO, subject to extension by amendment to Parent’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts as necessary to pay any Taxes and up to $100,000 in dissolution expenses, or (d) to Parent after or concurrently with the consummation of a Business Combination. For and in consideration of Parent entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Parent or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Parent or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Parent and its Affiliates to induce Parent to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. To the extent the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Parent or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its Affiliates (or any Person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event (a) the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of Parent, whether in the form of money damages or injunctive relief, and (b) Parent and its Representatives, as applicable, prevails in such action or proceeding, Parent or its Representatives, as applicable, shall be entitled to recover from the Company and its Affiliates the associated legal fees and costs in connection with any such action. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01 Proxy Statement; Registration Statement.

(a) As soon as reasonably practicable following the date of this Agreement, (i) Parent (with the assistance and cooperation of the Company as reasonably requested by Parent) shall prepare and Pubco shall file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Parent, in which Parent shall solicit proxies from Parent’s stockholders to vote at the special meeting of Parent’s stockholders called for the purpose of voting on the following matters (the “Parent Stockholders’ Meeting”) in favor of (A) the adoption of this Agreement and approval of the Mergers, (B) the issuance of shares of Pubco Common Stock as contemplated by this Agreement, (C) the approval and adoption of the Amended and Restated Certificate of Incorporation of Pubco to read as set forth on Exhibit A attached hereto, (D) the approval and adoption of an equity incentive plan, in form and substance reasonably acceptable to Parent and the Company that provides for grant of awards to employees and other service providers of the Company Surviving Subsidiary and its Subsidiaries in the form of options, restricted stock, restricted stock units or other equity-based awards based on Pubco Common Stock with a total pool of awards of Pubco Common Stock not exceeding, together with the number of shares of Parent Common Stock that would be issuable immediately after the Company Merger Effective Time and the Parent Merger Effective Time upon the vesting of all Converted Options, 20% of the number of shares of Pubco Common Stock outstanding as of immediately following the Closing (the “Pubco LTIP”), which Pubco LTIP shall have an annual “evergreen” increase of not more than 3% of the shares of Pubco Common Stock outstanding as of the day prior to such increase, and (E) any approval of other proposals the parties deem necessary to effectuate the Mergers and the other Transactions (collectively, the “Parent Proposals”), and (ii) Parent shall prepare and Pubco shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”), which Registration Statement shall include the Proxy Statement in connection with the registration under the Securities Act of the shares of Pubco Common Stock and the Pubco Assumed Parent Warrants to be issued to Participating Securityholders and/or holders of Parent securities, as applicable, pursuant to this Agreement.

(b) Pubco and Parent shall (w) cause the Proxy Statement and Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (x) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement or the Registration Statement, (y) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (z) keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the Registration Statement becomes effective, Parent shall mail (or cause to be mailed) the Proxy Statement to its stockholders. Each of Parent, Pubco and the Company shall promptly furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

(c) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by Pubco or Parent without the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed). Parent and Pubco, on the one hand, and the Company, on the other hand, each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock or the Pubco Assumed Parent Warrants to be issued or issuable to Participating Securityholders and/or holders of Parent securities, as applicable, in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Pubco, Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed), any response to comments of the SEC with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(d) Each of Parent and Pubco represents that the information supplied by it for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (iii) the time of the Parent Stockholders’ Meeting, (iv) the Company Merger Effective Time, and (v) the Parent Merger Effective Time. If, at any time prior to the Company Merger Effective Time, any event or circumstance relating to any of the Parent Parties, or their respective officers or directors, should be discovered by Parent or Pubco which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform the Company. All documents that each of Parent and Pubco is responsible for filing with the SEC in connection with the Mergers or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(e) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (iii) the time of the Parent Stockholders’ Meeting, (iv) the Parent Merger Effective Time, and (iv) the Company Merger Effective Time. If, at any time prior to the Company Merger Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Parent.

(f) As promptly as practicable after the initial filing of the Registration Statement, the Company (with the assistance and cooperation of Parent as reasonably requested by the Company) shall prepare an information statement relating to the action to be taken by the stockholders of the Company pursuant to the Written Consent. As promptly as practicable after the date on which the Registration Statement becomes effective, the Company shall deliver the Consent Solicitation Statement and the prospectus contained in the Registration Statement to its stockholders.

Section 7.02 Parent Stockholders’ Meeting; Pubco and Merger Subs Stockholder’s Approval.

(a) Parent shall call and hold the Parent Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective (but in any event no later than 30 days after the date on which the Proxy Statement is mailed to stockholders of Parent) for the purpose of voting solely upon the Parent Proposals; provided that, with the prior consultation of the Company, Parent may postpone or adjourn the Parent Stockholders’ Meeting on one or more occasions for up to thirty (30) days in the aggregate upon the good faith determination by the Parent Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Parent Proposals or otherwise take actions consistent with Parent’s obligations pursuant to Section 7.10 of this Agreement. Parent shall use its reasonable best efforts to obtain the approval of the Parent Proposals at the Parent Stockholders’ Meeting, including by soliciting from its stockholders’ proxies as promptly as possible in favor of the Parent Proposals. The Parent Board shall recommend to its stockholders that they approve the Parent Proposals (the “Parent Board Recommendation”) and shall include such recommendation in the Proxy Statement. The Parent Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify the Parent Board Recommendation, (ii) publicly propose to change, withdraw, withhold, qualify or modify the Parent Board Recommendation or (iii) fail to include the Parent Board Recommendation in the Proxy Statement.

(b) Promptly following the execution of this Agreement (and in any event within twenty-four (24) hours herefrom), (i) Parent shall adopt this Agreement and approve the Mergers and the other Transactions in its capacity as the sole stockholder of Pubco, and (ii) Pubco shall adopt this Agreement and approve the Mergers and the other Transactions in its capacity as the sole stockholders of each of the Merger Subs.

Section 7.03 Requisite Approval. Upon the terms set forth in this Agreement, (a) the Company shall (i) obtain the irrevocable written consent, in form and substance reasonably acceptable to Parent, of holders of Capital Stock constituting the Requisite Approval in favor of the adoption of this Agreement and the approval of the Company Merger and the other Transactions, including the Company Preferred Conversion (the “Written Consent”), as soon as reasonably practicable after the Registration Statement becomes effective, and in any event within five (5) Business Days after the Registration Statement becomes effective, and (b) the Company Board shall recommend to its stockholders that they adopt this Agreement and approve the Company Merger and the other Transactions to which the Company is a party (the “Company Board Recommendation”). The Company Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal or (iii) fail to include the Company Board Recommendation in the Consent Solicitation Statement.

Section 7.04 Access to Information; Confidentiality.

(a) During the Interim Period, the Company and Parent shall (and shall cause their respective Subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request, including in connection with any Tax disclosure in any statement, filing, notice or application relating to the Intended Tax Treatment or any Tax opinion requested or required to be filed pursuant to Section 7.12(c). Notwithstanding the foregoing, neither the Company nor Parent shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section shall be kept confidential in accordance with the Nondisclosure Agreement, dated as of August 21, 2024 (the “Non-Disclosure Agreement”), between Parent and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party hereto (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such Tax advisor as reasonably necessary such treatment and structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Non-Disclosure Agreement.

Section 7.05 Non-Solicitation.

(a) During the Interim Period, the Company shall not, shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, business, assets, books, records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do, or do, any of the foregoing. The Company also agrees that, immediately following the execution of this Agreement, it shall, and shall cause each of its Subsidiaries and its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. The Company also agrees that within five (5) Business Days of the execution of this Agreement, the Company shall request each Person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal (and with whom the Company has had contact in the twelve (12) months prior to the date of this Agreement regarding an Acquisition Proposal) to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its Subsidiaries prior to the date hereof in accordance with the terms of the confidentiality agreement executed with such Person and terminate access to any physical or electronic data room maintained by or on behalf of the Company or any of its Subsidiaries. If a party or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to an Acquisition Proposal at any time prior to the Closing, then such party shall promptly (and in no event later than two (2) Business Days after such party becomes aware of such inquiry or proposal) notify such Person in writing of the terms of this Section 7.05. Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 7.05 by any of the Company Subsidiaries, or any of the Company’s or its Subsidiaries’ respective Representatives acting on the Company’s or one of its Subsidiaries’ behalf, shall be deemed to be a breach of this Section 7.05 by the Company.

(b) For purposes of this Agreement, “Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) (other than the Parent Parties, or their respective Affiliates) relating to, in a single transaction or series of related transactions, (i) any direct or indirect acquisition or purchase of a business that constitutes fifty percent (50%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (ii) any direct or indirect acquisition of fifty percent (50%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (based on the fair market value thereof, as determined in good faith by the Company Board), including through the acquisition of one or more Subsidiaries of the Company owning such assets, (iii) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of fifty percent (50%) or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning fifty percent (50%) or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company whose business constitutes fifty percent (50%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (iv) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of fifty percent (50%) or more of the total voting power of the equity securities of the Company; provided that, for the avoidance of doubt, no Permitted Financing shall constitute an Acquisition Proposal.

Section 7.06 Exclusivity. During the Interim Period, Parent shall not, shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Business Combination other than the Transactions (a “Business Combination Proposal”), (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, business, assets, books, records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Business Combination Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Business Combination Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Business Combination Proposal or (v) propose, resolve or agree to do, or do, any of the foregoing. Parent also agrees that, immediately following the execution of this Agreement, it and the Sponsor shall, and shall cause each of their respective Subsidiaries and its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with a Business Combination Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, a Business Combination Proposal. Parent also agrees that within five (5) Business Days of the execution of this Agreement,

Parent shall request each Person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of a Business Combination Proposal (and with whom Parent has had contact in the twelve (12) months prior to the date of this Agreement regarding a Business Combination Proposal) to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its Subsidiaries prior to the date hereof in accordance with the terms of the confidentiality agreement executed with such Person and terminate access to any physical or electronic data room maintained by or on behalf of Parent or any of its Subsidiaries. If a party or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to a Business Combination Proposal at any time prior to the Closing, then such party shall promptly (and in no event later than two (2) Business Days after such party becomes aware of such inquiry or proposal) notify such Person in writing of the terms of this Section 7.06. Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 7.06 by any of Parent’s Subsidiaries, or any of Parent’s or its Subsidiaries’ respective Representatives acting on Parent’s or one of its Subsidiaries’ behalf, shall be deemed to be a breach of this Section 7.06 by Parent.

Section 7.07 Employee Benefits Matters.

(a) Pubco shall, or shall cause the Company Surviving Subsidiary and each of its Subsidiaries, as applicable, to provide the employees of the Company and the Company Subsidiaries who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any Employee Benefit Plan established or maintained by the Company Surviving Subsidiary or any of its Subsidiaries (excluding any retiree health plans or programs or defined benefit retirement plans or programs) for service accrued or deemed accrued prior to the Company Merger Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall use reasonable best efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the Employee Benefit Plans established or maintained by the Company Surviving Subsidiary or any of its Subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, the Company Surviving Subsidiary will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing with respect to the calendar year in which the Closing occurs. The Company shall provide Pubco or its designee with all information reasonably requested and necessary to allow Pubco or its designee to comply with such obligations.

(b) The Company shall cause all notices to be timely provided to each optionee under the Company Equity Incentive Plan as required by the Company Equity Incentive Plan in connection with the Transactions.

(c) The provisions of this Section 7.07 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any Employee Benefit Plan or other employee benefit arrangement or shall require any of the Company, Pubco, Parent, the Parent Surviving Subsidiary, the Company Surviving Subsidiary or any of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

Section 7.08 Directors’ and Officers’ Indemnification.

(a) The certificate of incorporation of the Company Surviving Subsidiary and Pubco shall each contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the Company Charter and its bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Company Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Company Merger Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. From and after the Company Merger Effective Time, Pubco agrees that it shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Company Merger Effective Time whether asserted or claimed prior to, at or after the Company Merger Effective Time, to the fullest extent that the Company would have been permitted under applicable Law and the Company Charter in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Pubco further agrees that with respect to the provisions of the bylaws and certificate of incorporation or limited liability company agreement, as applicable, of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Company Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Company Merger Effective Time, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law.

(b)

(b) On the Closing Date, to the extent not already entered into, Pubco shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Parent with the post-Closing directors and officers of Pubco, which indemnification agreements shall continue to be effective following the Closing.

Section 7.09 Notification of Certain Matters. The Company shall give prompt notice in writing to Parent, and Parent shall give prompt notice in writing to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.

Section 7.10 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including using its reasonable best efforts to make all filings with, respond to questions from, obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to Contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Mergers. If at any time after the Parent Merger Effective Time or Company Merger Effective Time further action is necessary or desirable to the parties to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) During the Interim Period, each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. During the Interim Period, no party to this Agreement shall agree to participate in any meeting, video or telephone conference, or other communications with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting, conference or other communications. Subject to the terms of the Non-Disclosure Agreement, during the Interim Period, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Non-Disclosure Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby during the Interim Period. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

(c) During the Interim Period, if Parent determines in accordance with the terms of Section 7.19(b) that consummating any Additional Financings at or prior to the Closing is necessary or desirable, each of Parent and Pubco shall use its reasonable best efforts to consummate the Additional Financings in accordance with the Subscription Agreements, and the Company shall reasonably cooperate with Parent and Pubco in such efforts. Each of Parent and Pubco shall, upon the Company’s reasonable request, use its reasonable best efforts, subject to the terms and conditions of the applicable Subscription Agreement, to specifically enforce the obligations of the applicable Additional Financing Investor to fund the subscription amounts set forth in any Subscription Agreement executed by such Additional Financing Investor or to which the Company is an express third-party beneficiary. Neither Parent nor Pubco shall, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), increase, decrease or otherwise modify the Additional Financings in any material respect (including by entry into any additional subscription agreements with respect to any Additional Financing) or the subscription amount under any Subscription Agreement or reduce or impair the rights of Parent or Pubco under any Subscription Agreement in any material respect, permit or consent to any material amendment, supplement or modification to any Subscription Agreement (including (i) the price, terms, timing and conditions of the funding of the Additional Financings, (ii) the identity of any Additional Financing Investor (other than assignments to permitted assignees), the representations of the Additional Financing Investors and/or of Parent or Pubco, (iii) the covenants of the Additional Financing Investors that apply prior to the consummation of the Additional Financing or the termination of the Subscription Agreements, (iv) the registration rights of the Additional Financing Investor, (v) the indemnification obligations of Parent or Pubco hereunder or pursuant to the Subscription Agreements or any Ancillary Agreement, (vi) the termination provisions of the Subscription Agreements, (vii) any covenants, obligations or liabilities set forth in the Subscription Agreements that survive the consummation of the Additional Financing and (viii) any amendments, side letters or other Contracts related to the foregoing matters), any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any material provision or remedy under, or any replacements of, any of the Subscription Agreements, or any replacements of, any of the Subscription Agreements, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision); provided that, in the case of any such assignment or transfer, the initial party to such Subscription Agreement remains bound by its obligations with respect thereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of shares of Pubco Common Stock contemplated thereby.

(e) Without limiting the generality of the foregoing, Parent shall give the Company reasonably prompt written notice and no later than three (3) Business Days: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent or Pubco, (ii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement (other than written notices or other written communication from such other party) with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement of any provisions of any Subscription Agreement, (iii) of any amendment to any Subscription Agreement entered into by Parent or Pubco that Parent or Pubco was permitted to make without the prior written consent of the Company in accordance with Section 7.10(d) or (iv) if any portion of the Additional Financing pursuant to the Subscription Agreements will not be funded in accordance with the terms of the applicable Subscription Agreement, Parent shall promptly confer with the Company regarding timing of the expected Closing and deliver all notices it is required to deliver under the Subscription Agreements on a timely basis in order to cause the Additional Financing Investors to fund their respective obligations as far in advance of the Closing as permitted by the Subscription Agreements and consummate the transactions contemplated by the Subscription Agreements at or prior to the Closing.

(f) During the Interim Period, each of Parent and Pubco will provide such information and such other assistance as is reasonably requested by the Company in connection with the Permitted Financings.

(g) During the Interim Period, Parent shall use reasonable best efforts to cause holders of Parent Common Stock not to exercise or otherwise waive their Redemption Rights, including by entry into binding non-redemption agreements. Parent shall not enter into any Contracts between Parent or any of its Affiliates and any holder of Parent Common Stock or any of its Affiliates relating to any such waiver of Redemption Rights without the prior written consent of the Company; provided that the Sponsor shall be expressly permitted to transfer, assign or convey shares of Parent Common Stock beneficially owned by the Sponsor in connection with such Contracts to secure waivers of the Redemption Rights; provided, further, that any shares of Parent Common Stock transferred, assigned or conveyed in connection with securing such waivers of Redemption Rights shall remain obligated under the terms of the A&R Sponsor Support Agreement.

Section 7.11 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq Capital Market, each of Parent and Pubco, on the one hand, and the Company, on the other hand, shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Mergers or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party. Furthermore, nothing contained in this Section 7.11 shall prevent Parent or the Company or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 7.11.

Section 7.12 Tax Matters.

(a) None of the parties hereto shall (and each shall cause its Affiliates not to) take or cause to be taken (or fail to take or cause to be taken) any action, which action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

(b) For U.S. federal and applicable state income Tax purposes, the parties hereto intend that (i) taken together, the Mergers and any Additional Financings shall together qualify as a transaction described in Section 351(a) of the Code, (ii) the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and (iii) that this Agreement be, and hereby is adopted as, a “plan of reorganization” (within the meaning of Section 368(a) of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3) to which each of Pubco, Company Merger Sub, and the Company are parties under Section 368(b) of the Code. The parties hereto shall prepare and file all Tax Returns and otherwise report the Mergers consistent with the Intended Tax Treatment (including attaching a statement described in Treasury Regulations Sections 1.368-3(a) and 1.368-3(b) to applicable Tax Returns), unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each party hereto shall promptly notify the other party in writing of any challenge to the Intended Tax Treatment by any Governmental Authority. The parties hereto shall use commercially reasonable efforts to cooperate in connection with fulfilling Tax reporting requirements under Treasury Regulations Sections 1.351-3, 1.368-3(a) and 1.368-3(b), as applicable.

(c) Each party hereto shall promptly notify the other party in writing if, before the Closing, such party knows or has reason to believe that the Mergers may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Mergers qualifying for the Intended Tax Treatment). In the event either (i) Parent or the Company seeks a Tax opinion from its respective Tax advisor regarding the Intended Tax Treatment or (ii) the SEC requests or requires such Tax opinion, each party hereto shall use reasonable efforts to execute and deliver customary Tax representation letters as the applicable Tax advisor may reasonably request in form and substance reasonably satisfactory to such Tax advisor. In the event the SEC requests or requires a Tax opinion with respect to the Mergers, Parent shall use reasonable best efforts to cause ArentFox Schiff LLP to deliver such Tax opinion, subject to customary assumptions and limitations, to Parent, and the Company shall use reasonable best efforts to cause a nationally recognized accounting firm to deliver such Tax opinion, subject to customary assumptions and limitations, to the Company.

Section 7.13 Stock Exchange Listing. Pubco will cause the shares of Pubco Common Stock and the Pubco Assumed Parent Warrants issued in connection with the Transactions to be approved for listing on the Nasdaq Capital Market at the Closing. During the period from the date hereof until the Closing, Parent shall keep the Parent Common Stock, Parent Rights and Parent Warrants listed for trading on the Nasdaq Capital Market.

Section 7.14 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and no later than ten (10) Business Days after the date of this Agreement, the Company and Parent each shall file (or cause to be filed) with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report Form as required by the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may reasonably be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable.

(b) During the Interim Period, Parent and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications; (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any meetings or conferences, keep such party promptly and reasonably apprised with respect thereto; and (v) cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Authority; provided that materials required to be provided pursuant to this Section 7.14(b) may be limited to outside counsel and may be redacted (x) to remove references to the valuation of the Company, and (y) as necessary to comply with contractual arrangements.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period of any required filings or applications under Antitrust Laws, including by agreeing to merge with or acquire any other Person or acquire a substantial portion of the assets of or equity in any other Person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 7.15 Trust Account. As of the Parent Merger Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period as contained in the Parent Certificate of Incorporation will be terminated and Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Mergers or otherwise, and, except to the extent they elect to redeem their shares of Parent Common Stock in connection with the Mergers pursuant to the Parent Organizational Documents, no stockholder of Parent shall be entitled to receive any amount from the Trust Account; provided that the foregoing shall not modify or restrict the obligations of Parent to consummate the redemption of any shares of Parent Common Stock pursuant to a valid exercise of Redemption Rights prior to the Parent Merger Effective Time in accordance with the Parent Organizational Documents. At least forty-eight (48) hours prior to the Parent Merger Effective Time, Parent shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Parent Merger Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Parent (other than funds required to be paid from the Trust Account to stockholders of the Parent that elected to redeem their shares of Parent Common Stock in connection with the Mergers pursuant to the Parent Organizational Documents pursuant to the Trust Agreement) (to be held as available cash on the balance sheet of Parent, and to be used to pay (a) as and when due all amounts payable to the stockholders of Parent holding shares of Parent Common Stock in the event they elect to redeem their Parent Common Stock pursuant to the Parent Organizational Documents, (b) any Outstanding Transaction Expenses payable by Parent on the Closing Date pursuant to Section 3.06 or (c) for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 7.16 Directors. Parent and Pubco shall take all necessary action to cause the Pubco Board as of and immediately after the Company Merger Effective Time to be comprised of the individuals designated by Parent and the Company pursuant to Section 2.05(b).

Section 7.17 Equity Incentive Plan. Prior to the Closing and effective as of the Closing, Parent shall, and shall cause Pubco to, adopt the Pubco LTIP.

Section 7.18 Intentionally left blank.

Section 7.19.

Section 7.20 [Intentionally Omitted.]

Section 7.21 Assignment of Legacy Parent Transaction Expenses. Prior to the close of business on the Business Day immediately preceding the Closing Date, Parent shall (a) obtain the consent, in form and substance reasonably acceptable to the Company, of each payee of Legacy Transaction Expenses set forth on Section 1.01 of the Parent Disclosure Schedule, and each payee of any other transaction expenses reasonably determined by Parent and the Company to have been omitted from Section 1.01 of the Parent Disclosure Schedule but which would otherwise constitute Legacy Parent Transaction Expenses, to the assignment of such Legacy Parent Transaction Expenses to the Sponsor, and that such payee will not seek any recourse from Pubco or any of its Subsidiaries (including, following the Company Merger Effective Time, the Company) with respect to such Legacy Parent Transaction Expenses, and (b) assign to the Sponsor all of the Legacy Parent Transaction Expenses set forth on Section 1.01 of the Parent Disclosure Schedule and any other transaction expenses reasonably determined by Parent and the Company to have been omitted from Section 1.01 of the Parent Disclosure Schedule but which would otherwise constitute Legacy Parent Transaction Expenses.

ARTICLE VIII
CONDITIONS TO THE MERGERs

Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company and the Parent Parties to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Parent Stockholders’ Approval. The Required Parent Stockholder Approval shall have been obtained in accordance with the Proxy Statement, the DGCL, the Parent Organizational Documents and the rules and regulations of the Nasdaq Capital Market.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Mergers, illegal or otherwise prohibiting consummation of the Transactions, including the Mergers.

(d) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(e) Intentionally left blank.

(f) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(g) Parent Net Tangible Assets. Parent shall have at least $5,000,001 of net tangible assets following the exercise of Redemption Rights in accordance with the Parent Organizational Documents.

Section 8.02 Conditions to the Obligations of the Parent Parties. The obligations of the Parent Parties to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in (i) Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.04 (Authority Relative to this Agreement), Section 4.08 (Absence of Certain Changes or Events) and Section 4.21 (Brokers) shall each be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent of any changes that reflect actions permitted in accordance with Section 6.01 of this Agreement and except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, (ii) Section 4.03 (Capitalization) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent of any changes that reflect actions constituting Permitted Financings and any other actions permitted in accordance with Section 6.01 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (iii) all other representations and warranties of the Company set forth in Article IV shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date, except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and (B) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date) does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Officer’s Certificate. The Company shall have delivered to Parent a certificate (the “Company Officer’s Certificate”), dated as of the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(f).

(d) Liabilities at Closing. The Company shall not have any delinquent payables (not including any (i) accrued but unpaid compensation amounts, (ii) unpaid payables which remain unpaid for 60 days or less after the due date for such payable, (iii) unpaid payables which remain unpaid for more than 60 days in an amount up to $1,000,000 relating to equipment, raw materials and other payables or (iv) Outstanding Company Transaction Expenses), the Company’s funded debt including Permitted Financing debt shall not exceed $5,000,000 (provided that all Permitted Financings were debt financing).

(e) Material Adverse Effect. Since the date hereof, there shall not have occurred any Company Material Adverse Effect that is continuing on the Closing Date.

(f) Intentionally left blank.

(g) FIRPTA Tax Certificates. The Company shall deliver to Parent in a form reasonably acceptable to Parent, dated as of the Closing Date, a properly executed certification that shares of the Company are not “U.S. real property interests” within the meaning of Section 897 of the Code, in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with an executed notice to the IRS (which shall be filed by Parent with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations; provided, however, that if the Company fails to deliver such certificate and notice, this condition shall nevertheless be deemed satisfied and the Parent Parties, as applicable, shall be entitled to withhold from the Aggregate Company Merger Consideration as required by Section 1445 of the Code.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Company Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Parent Parties contained in (i) Section 5.01 (Corporation Organization), Section 5.04 (Authority Relative to this Agreement), Section 5.08 (Absence of Certain Changes or Events) and Section 5.12 (Brokers) shall each be true and correct in all material respects as of the date hereof, as of the Effective Date (with respect to representations and warranties of Pubco and Parent Merger Sub), and as of the Closing Date as though made on and as of such date (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any changes that reflect actions permitted in accordance with Section 6.02 of this Agreement and except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, (ii) Section 5.03 (Capitalization) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 6.02 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (iii) other representations and warranties of the Parent Parties contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date hereof, as of the Effective Date (with respect to representations and warranties of Pubco and Parent Merger Sub), and as of the Closing Date, as though made on and as of such date, except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and (B) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date) does not result in a Parent Material Adverse Effect.

(b) Agreements and Covenants. Each of the Parent Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d) Material Adverse Effect. Since the date hereof, there shall not have occurred any Parent Material Adverse Effect that is continuing on the Closing Date.

(e) Stock Exchange Listing. The shares of Pubco Common Stock shall be listed on the Nasdaq Capital Market as of the Closing Date.

(f) Intentionally Left Blank.

(g) Pubco Board. All directors and officers of Pubco that have not been designated to serve as directors and officers of Pubco as of and immediately following the Company Merger Effective Time pursuant to Section 2.05(b) shall have resigned or been removed by Pubco prior to the Closing.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or Parent, as follows:

(a) by mutual written consent of Parent and the Company;

(b) by written notice from either Parent or the Company to the other on or after March 31, 2025 (such date, as may be so extended by mutual agreement of the parties);

(c) by written notice from either Parent or the Company to the other if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Mergers, illegal or otherwise preventing or prohibiting consummation of the Transactions;

(d) by written notice from either Parent or the Company to the other if the Parent Stockholders’ Meeting has been held (including any adjournment or postponement thereof permitted by Section 7.02(a)), has concluded, the Parent stockholders have duly voted and the Required Parent Stockholder Approval has not been obtained;

(e) by the Company if Parent shall have failed to deliver the consent of Parent, as the sole stockholder of Pubco, and the consents of Pubco, as the sole stockholder of each of the Merger Subs, to the adoption of this Agreement and the approval of the Transactions within twenty-four (24) hours after the execution of this Agreement;

(f) by written notice from Parent to the Company if the Stockholder Support Agreements have not been delivered by a number of Company stockholders sufficient to deliver the Company Stockholder Approval within thirty (30) days of the execution and delivery of this Agreement; provided, however, that if the Stockholder Support Agreements signed by such number of holders have been delivered, Parent may not terminate this Agreement pursuant to this Section 9.01(f);

(g) by written notice from Parent to the Company if the Company shall have failed to obtain the Company Stockholder Approval within five (5) Business Days after the Registration Statement becomes effective; provided, however, that if the Written Consent evidencing the Requisite Approval has been obtained, Parent may not terminate this Agreement pursuant to this Section 9.01(g);

(h) by written notice from Parent to the Company upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that Parent has not waived such Terminating Company Breach and the Parent Parties are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, further, that if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 9.01(h) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Parent to the Company; or

(i) by written notice from the Company to Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Parent Parties set forth in this Agreement, or if any representation or warranty of a Parent Party shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating Parent Breach”); provided that the Company has not waived such Terminating Parent Breach and the Company is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided, further, that if such Terminating Parent Breach is curable by the Parent Parties, the Company may not terminate this Agreement under this Section 9.01(i) for so long as the Parent Parties continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Parent.

Section 9.02 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Willful Breach by such party occurring prior to such termination subject to Section 6.03. The provisions of Section 6.03, Section 7.04(b) and Article X (collectively, the “Surviving Provisions”) and the Non-Disclosure Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement. The parties hereto agree that, without further action by any party hereto, no party hereto will have, and each party hereto waives (and will not bring), any claim or Action arising out of or related to the Original Agreement or any rights, liabilities, responsibilities or obligations thereunder (whether for any intentional and willful breach of the Original Agreement or otherwise), and that any claims with respect to this Agreement or the Original Agreement shall only be made (x) in respect of, and in accordance with, this Agreement, and (y) with respect to breaches that occur following the execution of this Agreement.

(b) If this Agreement is validly terminated by Parent (i) pursuant to and in accordance with Section 9.01(g) or Section 9.01(h) (provided that such breach by the Company is a Willful Breach), the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the actual documented expenses incurred by Parent in connection with the preparation, negotiation and execution of this Agreement, the Mergers and other Transactions (provided that Parent shall provide in good faith the amount of such expenses no later than one (1) Business Day following such termination), which such amount shall constitute liquidated damages under this Agreement and which amount shall not exceed $100,000 (the “Expense Reimbursement”).

(c) The Parent Parties agree that in the event this Agreement is terminated by Parent pursuant to Section 9.01(g) or Section 9.01(h) and the Expense Reimbursement is paid to Parent pursuant to Section 9.02(b), (i) the payment of such Expense Reimbursement shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Parent Parties and their respective equity holders and Affiliates against the Company or any of its directors, officers and other Affiliates for, and (ii) in no event will the Parent Parties or any of their respective equity holders or Affiliates be entitled to recover any other money damages or any other remedy based on a claim in law or equity with respect to, (A) any loss suffered as a result of the failure of the Mergers to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement or (D) any claims or Actions arising out of or relating to any breach, termination or failure of or under this Agreement, and upon payment to Parent of the Expense Reimbursement in accordance with Section 9.02(b), neither the Company nor any of its directors, officers or other Affiliates shall have any further liability or obligation to the Parent Parties or any of their equity holders or Affiliates relating to or arising out of this Agreement or the Transactions.

Section 9.03 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.04 Waiver. At any time prior to the Closing, (a) Parent may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of any Parent Party, (ii) waive any inaccuracy in the representations and warranties of any Parent Party contained herein or in any document delivered by any Parent Party pursuant hereto and (iii) waive compliance with any agreement of any Parent Party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to the Parent Parties:

Bannix Acquisition Corp.

300 Delaware Avenue, Suite 210 #301 Wilmington DE 19801

1063 North Spaulding

West Hollywood, CA 90046

Attention: Doug Davis, CEO

Email: doug.davis@bannixacquisition.com

with a copy to:

if to the Company:

VisionWave Technologies, Inc – Operating Office
1061 ½ N Spaulding West Hollywood, CA 90046
Attn: Stanley Hills, LLC
E-mail: 1061office@gmail.com

Section 10.02 Nonsurvivable of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Non-Disclosure Agreement or as set forth in Section 7.04(b). This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.08 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided that, if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09 Counterparts; Electronic Delivery. This Agreement and each other Transaction Document may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

Section 10.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Mergers) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 10.11 No Recourse. Except in the case of Fraud, all actions, claims, obligations, liabilities or causes of actions (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement and (d) any failure of the Mergers to be consummated, may be made only against (and, without prejudice to the rights of any express third party beneficiary to whom rights under this Agreement inure pursuant to Section 10.11), are those solely of the Persons that are expressly identified as parties to this Agreement and not against any Nonparty Affiliate (as defined below). Except in the case of Fraud, no other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to (each of the foregoing, a “Nonparty Affiliate”) any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) and each party, on behalf of itself and its Affiliates, hereby irrevocably releases and forever discharges each of the Nonparty Affiliate from any such liability or obligation.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Pubco, Parent Merger Sub, Company Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BANNIX ACQUISITION CORP.

By:
Name: Doug Davis
Title: CEO

VISIONWAVE HOLDINGS, INC.

By:
Name: Doug Davis
Title: CEO

BNIX MERGER SUB, INC.

By:
Name: Doug Davis
Title: CEO

BNIX VW MERGER SUB, INC.

By:
Name: Doug Davis
Title: CEO

VISIONWAVE TECHNOLOGIES, INC.

By:
Name: Yossi Attia
Title: Manager

[Signature Page to Merger Agreement and Plan of Reorganization]